                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           BAKER HUGHES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            BAKER HUGHES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2002

To the Stockholders of Baker Hughes Incorporated:

     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (the "Company") will be held at the offices of the Company, 3900 Essex Lane, Suite 210, Houston, Texas on Wednesday, April 24, 2002, at 9:00 a.m., for the purpose of considering and voting on:

     1.   Election of four directors to serve for three-year terms.

     2. Ratification of Deloitte & Touche LLP as the Company's Independent Auditors for Fiscal Year 2002.

     3. Approval of the 2002 Baker Hughes Incorporated Director & Officer Long-Term Incentive Plan.

     4. Stockholder Proposal No. 1 on Implementation of the MacBride Principles in Northern Ireland.

     5.  Stockholder Proposal No. 2 regarding Classified Boards.

     6.   Stockholder Proposal No. 3 regarding Simple Majority Vote.

     7. Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

       The Board of Directors has fixed March 6, 2002 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

       You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting.

By order of the Board of Directors,


Sandra E. Alford
Corporate Secretary

Houston, Texas
March 18, 2002

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                                 PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (hereinafter called the "Corporation," the "Company" or "Baker Hughes"), to be voted at the Annual Meeting of Stockholders scheduled to be held on Wednesday, April 24, 2002, and at any and all reconvened meetings after adjournments thereof.

       Solicitation of proxies by mail is expected to commence on or about March 18, 2002 (the approximate date this Proxy Statement and accompanying proxy were first sent to security holders). The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Corporation will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Corporation will reimburse them for postage and clerical expenses. The Company has retained Mellon Investor Services LLC, Baker Hughes' transfer agent and registrar, to assist in the solicitation of proxies from stockholders of the Corporation for an anticipated fee of $9,500, plus out-of-pocket expenses.

       Stockholders with shares registered in their names with Mellon Investor Services LLC may authorize a proxy by the Internet at the following internet address: http://www.eproxy.com/bhi, or telephonically by calling Mellon Investor Services LLC at 1-800-435-6710. Proxies submitted through Mellon Investor Services LLC by the Internet or telephone must be received by 4:00 p.m. Eastern time (or 3:00 p.m. Houston time) on April 23, 2002. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

       A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Mellon Investor Services LLC and will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by 4:00 p.m. Eastern time (or 3:00 p.m. Houston time) on April 23, 2002. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

       The Internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and those costs must be borne by the stockholder.

       SHARES FOR WHICH PROXIES HAVE BEEN EXECUTED WILL BE VOTED AS SPECIFIED IN THE PROXIES. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED HEREIN AS DIRECTORS, FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002; FOR THE APPROVAL OF THE 2002 BAKER HUGHES INCORPORATED DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN AND AGAINST EACH OF STOCKHOLDER PROPOSAL NOS. 1, 2 AND 3.

       Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Corporation's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Corporation are located at 3900 Essex Lane, Houston, Texas 77027-5177. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Corporation's executive offices.

                                VOTING SECURITIES

       The securities of the Corporation entitled to be voted at the Annual Meeting consist of shares of its Common Stock, par value $1 per share (the "Common Stock"), of which 336,799,394 shares were issued and outstanding at the close of business on March 6, 2002. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.

    Assuming a quorum is present at the Annual Meeting either in person or represented by proxy, with respect to the election of directors, the four nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote on the matter will be elected as directors, and the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter is required for approval of the 2002 Baker Hughes Incorporated Director & Officer Long-Term Incentive Compensation Plan and Stockholder Proposal Nos. 1, 2 and 3. There will be no cumulative voting in the election of directors. Under Delaware law, abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. Shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter (called "broker non-votes"), will be considered present for quorum purposes but not considered entitled to vote on that matter. Accordingly, broker non-votes will not have any impact on the vote on a matter.

       The following table sets forth information about the holders of the Common Stock known to the Corporation on March 6, 2002 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the Securities and Exchange Commission (the "SEC"). For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.



                                 NAME AND ADDRESS                      SHARES         PERCENT
                     ---------------------------------------      ---------------    --------
              1.     (a)   AXA Conseil Vie Assurance Mutuelle,         18,840,653         5.6%
                           AXA Assurance I.A.R.D. Mutuelle and
                           AXA Assurance Vie Mutuelle
                           370, rue Saint Honore
                           75001 Paris, France

                     (b)   AXA Courtage Assurance Mutuelle
                           26, rue Louis le Grand
                           75002 Paris, France

                     (c)   AXA
                           25, avenue Matignon
                           75008 Paris, France

                     (d)   AXA Financial, Inc.
                           1290 Avenue of the Americas
                           New York, New York 10104

              2.     Capital Group International, Inc.                 19,866,810         5.9%
                     11100 Santa Monica Blvd.
                     Los Angeles, CA 90025

              3.     Capital Research and Management Company           27,200,000         8.1%
                     333 South Hope Street
                     Los Angeles, CA 90071

              4.     FMR Corp.                                         34,030,662        10.1%
                     82 Devonshire Street
                     Boston, Massachusetts 02109

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

       Four Class II directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the Annual Meeting of Stockholders to be held in April 2005.

       The following table sets forth for each nominee director his name, all positions with the Corporation held by the nominee, the nominee's principal occupation, age, year in which he first became a director of the Corporation and class. Each nominee director has agreed to serve if elected.


                                                                                                   DIRECTOR
             NOMINEES                               PRINCIPAL OCCUPATION                     AGE     SINCE     CLASS
       -------------------        ------------------------------------------------------     ---     -----     -----
       Clarence P. Cazalot, Jr.   President and Chief Executive Officer and Director         51      2002       II
                                  since 2002 of Marathon Oil Corporation, formerly known
                                  as USX Corporation (diversified petroleum), and he is
                                  also a member of the Board of Managers of Marathon
                                  Ashland Petroleum LLC. He served as Vice Chairman of
                                  USX Corporation and President of Marathon Oil Company
                                  from 2000 to 2001. Mr. Cazalot was with Texaco Inc.
                                  from 1972 to 2000, and while at Texaco served in the
                                  following executive positions: President of Worldwide
                                  Production Operations of Texaco Inc. from 1999 to 2000;
                                  President of International Production and Chairman of
                                  London-based Texaco Ltd. from 1998 to 1999; President
                                  of International Marketing and Manufacturing from 1997
                                  to 1998; President of Texaco Exploration and Production
                                  Inc. from 1994 to 1998; and President of Texaco's Latin
                                  America/West Africa Division from 1992 to 1994. In
                                  1992, he was named Vice President, Texaco Inc. He is a
                                  director and Executive Committee member of both the
                                  U.S. Saudi Arabian Business Council and the American
                                  Petroleum Institute. Mr. Cazalot is a member of the
                                  Board of Directors of the Greater Houston Partnership;
                                  the Sam Houston Area Council, Boy Scouts of America and
                                  the National Association of Manufacturers. He is on the
                                  Board of Trustees of Spindletop Charities, Inc. and the
                                  Board of Advisors for the Maguire Energy Institute.

       Anthony G. Fernandes       Chairman, President and Chief Executive Officer of         57      2001       II
                                  Phillip Services Corporation (diversified industrial
                                  services provider) since April 2000. He also served as
                                  President and Chief Executive Officer of Oldco,
                                  predecessor company to Philip Services Corporation,
                                  from August 1999 to April 2000. He was Executive Vice
                                  President of ARCO from 1994 to 1999. Mr. Fernandes is
                                  a member of the Claremont McKenna College Board of
                                  Trustees and also serves on the Board of Black & Veatch.

       Richard D. Kinder          Chairman and Chief Executive Officer of Kinder Morgan,     57      1994       II
                                  Inc. and Kinder Morgan Energy Partners, L.P.
                                  (diversified energy) since 1997 and Chairman and Chief
                                  Executive Officer of Kinder Morgan Management LLC since
                                  2001. Mr. Kinder is a director of Transocean Sedco
                                  Forex Inc. He is also a trustee of the Museum of Fine
                                  Arts, Houston, and is past Chairman of the Interstate
                                  Natural Gas Association of America.

                                                                                                   DIRECTOR
        NOMINEES (CONT'D.)                          PRINCIPAL OCCUPATION                     AGE     SINCE     CLASS
       -------------------        ------------------------------------------------------     ---     -----     -----
       J. Larry Nichols           Chairman, President and Chief Executive Officer of         59      2001       II
                                  Devon Energy Corporation (an independent
                                  energy company). Mr. Nichols has served as
                                  Chairman of Devon Energy Corporation since
                                  2000, as President since 1976 and as Chief
                                  Executive Officer since 1980. Mr. Nichols is
                                  also a director of BOK Financial Corporation
                                  and Smedvig asa, (an independent energy
                                  company). He also serves on the Board of
                                  Governors of the American Stock Exchange. Mr.
                                  Nichols is a Director of the Domestic
                                  Petroleum Council, the National Association of
                                  Manufacturers, the Independent Petroleum
                                  Association of America, the Natural Gas Supply
                                  Association, the Independent Petroleum
                                  Association of New Mexico, the Oklahoma
                                  Independent Petroleum Association and the
                                  National Petroleum Council.

INFORMATION CONCERNING DIRECTORS NOT STANDING FOR ELECTION

       The following table sets forth certain information for those directors whose present terms will continue after the Annual Meeting of Stockholders. The term of each Class III and Class I director expires at the 2003 and 2004 Annual Meeting of Stockholders, respectively.

       Pursuant to the Corporation's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will elect a successor, and the director so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director. Ms. Eunice M. Filter and Messrs. Victor G. Beghini and Joseph T. Casey have advised the Company that they are each retiring as a director of the Company effective as of this Annual Meeting of Stockholders in accordance with the tenure and age provisions set forth in the Company's Bylaws.


                                                                                                   DIRECTOR
            DIRECTORS                               PRINCIPAL OCCUPATION                     AGE     SINCE     CLASS
       -----------------          ------------------------------------------------------     ---     -----     -----
       Edward P. Djerejian        Director of the James A. Baker III Institute for Public    62      2001        I
                                  Policy at Rice University since 1994.
                                  Ambassador Djerejian served as U.S. Ambassador
                                  to Israel from 1993 to 1994. He served as
                                  Assistant Secretary of State for Near Eastern
                                  Affairs from 1991 to 1993. Ambassador
                                  Djerejian also served as U.S. Ambassador to
                                  the Syrian Arab Republic from 1988 to 1991, as
                                  Deputy Assistant Secretary of Near Eastern and
                                  South Asian Affairs from 1986 to 1988 and as
                                  Special Assistant to the President and Deputy
                                  Press Secretary for Foreign Affairs from 1985
                                  to 1986. He is a director of Occidental
                                  Petroleum and Global Industries, Ltd.

       Claire W. Gargalli         Former Vice Chairman, Diversified Search and               59      1998       III
                                  Diversified Health Search Companies (executive search
                                  consultants). She was Vice Chairman, Diversified Search
                                  and Diversified Health Search Companies from 1990 to
                                  1998. Ms. Gargalli served as President and Chief
                                  Operating Officer of Equimark from 1984 to 1990. During
                                  that period, she also served as Chairman and Chief
                                  Executive Officer of Equimark's two principal
                                  subsidiaries, Equibank and Liberty Bank. Ms. Gargalli
                                  is a director of Praxair, Inc. and UNOVA, Inc. She is
                                  also a trustee of Carnegie Mellon University and
                                  Middlebury College.


                                                                                                  DIRECTOR
       DIRECTORS (CONT'D.)                          PRINCIPAL OCCUPATION                   AGE     SINCE      CLASS
       -------------------        ------------------------------------------------------   ---    --------    -----
       James A. Lash              Chairman of Manchester Principal LLC and its             57      2002        III
                                  predecessor company (high technology venture capital
                                  firm) since 1982. Mr. Lash also served as Chairman
                                  and Chief Executive Officer of Reading Tube
                                  Corporation from 1982 to 1996. Mr. Lash is a director
                                  of B.H.I.T., Inc., Vesper Corporation, Unicast
                                  Communications and Webridge, Inc. He is also a
                                  director of City Center 55th Street Foundation, Inc.
                                  and Ivy Animal Health, Inc. Mr. Lash is a Member of
                                  the Corporation of Massachusetts Institute of
                                  Technology ("MIT") and incoming President of the
                                  Alumni Association of MIT. He is also Chairman of the
                                  Budget Committee of the Board of Estimate and
                                  Taxation of Greenwich, Connecticut.

       James F. McCall            Executive Director of the American Society of            67      1996        III
                                  Military Comptrollers since 1991.  He was Lieutenant
                                  General and Comptroller of the U.S. Army from 1988
                                  until 1991, when he retired.  General McCall was
                                  commissioned as 2nd Lieutenant of Infantry in 1958
                                  and was selected into the Army's Comptroller/
                                  Financial Management career field in 1970. General
                                  McCall is Chairman of the Board of Enterprise Bancorp
                                  Inc. and Enterprise Federal Savings Bank. He is also
                                  Vice Chairman of the Board of Directors of the
                                  American Refugee Committee.

       H. John Riley, Jr.         Chairman of Cooper Industries, Inc. (diversified         61      1997         I
                                  manufacturer) since 1996, Chief Executive Officer
                                  since 1995 and President since 1992. He was Executive
                                  Vice President, Operations of Cooper Industries, Inc.
                                  from 1982 to 1992 and Chief Operating Officer from
                                  1992 to 1995. Mr. Riley is a director of The Allstate
                                  Corporation, Dynegy Inc. and Central Houston, Inc.
                                  Mr. Riley also serves as a director of the
                                  Manufacturers Alliance/MAPI, Inc., the Greater
                                  Houston Partnership, Junior Achievement, Inc. and the
                                  National Association of Manufacturers and as a
                                  trustee of the Museum of Fine Arts, Houston.

       Charles L. Watson          Chairman and Chief Executive Officer of Dynegy Inc.      52      1998         I
                                  (diversified energy). Mr. Watson was elected Chairman
                                  and Chief Executive Officer of NGC Corporation, the
                                  predecessor of Dynegy, in 1989. He served as
                                  President of NGC Corporation from its establishment
                                  in 1985 until 1989. Mr. Watson serves on the National
                                  Petroleum Council and the Governor's Business
                                  Council. He is a board member of the Interstate
                                  Natural Gas Association of America and Edison
                                  Electric Institute, as well as a founding member of
                                  the Natural Gas Council. Mr. Watson is also a board
                                  member of Theatre Under the Stars, Houston 2012
                                  Olympic Committee, Hobby Center for the Performing
                                  Arts and the Greater Houston Partnership. He served
                                  as Chairman of the Alexis de Tocqueville Society
                                  1998/99 and as Chairman of the 1999/2000 fund raising
                                  campaign for the United Way of the Texas Gulf Coast.


                                                                                                  DIRECTOR
       DIRECTORS (CONT'D.)                          PRINCIPAL OCCUPATION                   AGE     SINCE      CLASS
       -------------------        ------------------------------------------------------   ---    --------    -----
       Michael E. Wiley           Chairman of the Board, President and Chief Executive     51      2000        III
                                  Officer of Baker Hughes since August 2000. Mr. Wiley
                                  was President and Chief Operating Officer of Atlantic
                                  Richfield Company (ARCO) (integrated energy company)
                                  from 1998 through May 2000. Prior to 1998, he served
                                  as Chairman, President and Chief Executive Officer of
                                  Vastar Resources, Inc., a publicly traded independent
                                  oil and gas company. Mr. Wiley is a director of
                                  Spinnaker Exploration and the American Petroleum
                                  Institute, a trustee of the University of Tulsa and
                                  the Houston Museum of Natural Science and a member of
                                  the National Petroleum Council. He also serves on the
                                  Advisory Board of Riverstone Holdings LLC.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

       During fiscal year 2001, the Board of Directors held seven meetings. During fiscal year 2001, each non-employee director was paid a monthly retainer of $2,500, an attendance fee of $2,000 for the first meeting of the Board or any of its committees attended in any one day and $1,000 for each additional meeting attended in the same day. Committee chairmen received an additional fifty percent of the meeting fee. In addition, each non-employee director was entitled to retirement benefits for a period equal to the number of years of service on the Board in an amount equal to the annual retainer at the rate in effect on December 31 of the year preceding retirement from the Board. Each non-employee director was allowed to defer up to 100% of his or her annual retainer, meeting fees or retirement income in accordance with the Company's Director Compensation Deferral Plan. Directors who are employees of Baker Hughes were not paid any fees or additional remuneration for service as members of the Board or any of its committees and were not entitled to the retirement benefits mentioned above. At the time of his or her initial election to the Board, each non-employee director was granted a nonqualified option to purchase 2,000 shares of the Common Stock. Under the Company's stock option plans, an annual grant of a nonqualified option to purchase 1,000 shares of the Common Stock was made to each non-employee director on the fourth Wednesday in October in each year after the initial grant until the expiration of the plans.

       Effective as of January 1, 2002, each non-employee director is being paid an annual retainer of $60,000. Committee chairmen receive an additional annual fee of $10,000. Non-employee directors will no longer be paid a board or committee meeting attendance fee. In addition, as of December 31, 2001, no additional benefits will accrue under the Directors Retirement Plan; however, the Directors Retirement Plan will remain in effect until all benefits accrued thereunder are paid to the directors in accordance with the current terms and conditions of that Plan. Each non-employee director will receive annual non-retainer equity in a total amount of $50,000, with $30,000 issued in the form of restricted shares of the Company's Common Stock (to be initially issued in July 2002) and $20,000 issued in the form of stock options in the Company's Common Stock (to be initially granted in July 2002), in each case, subject to approval of the 2002 Baker Hughes Incorporated Director & Officer Long-Term Incentive Plan ("2002 D&O Plan") by the Company's stockholders. Restricted stock grants in the amount of $15,000 and stock option grants in the amount of $10,000 will be made in January and July of each year starting in January 2003, subject to approval of the 2002 D & O Plan by the Company's stockholders. The restricted stock will vest upon retirement from the Company's Board of Directors, and the stock options vest one-year from the date of grant.

       The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee.

       The Audit/Ethics Committee, which is comprised of Messrs. Beghini (Chairman), Casey, Djerejian, Fernandes, McCall, Nichols and Ms. Filter, held four meetings during fiscal year 2001. The Company's Corporate Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. A copy of the charter of the Audit/Ethics Committee that was adopted by the Board of Directors is attached as Annex A to this Proxy Statement. The Audit/Ethics Committee provides assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's financial controls and the quality and integrity of the financial statements of the Company.

To promote independence of the audit, the Committee consults separately and jointly with the independent accountants, the internal auditors and management. The Audit/Ethics Committee also oversees the Company's compliance programs.

       The Compensation Committee, which is comprised of Messrs. Kinder (Chairman), Beghini, Riley, Watson and Ms. Gargalli, held five meetings during fiscal year 2001. The functions performed by the Compensation Committee include reviewing Baker Hughes' executive salary and bonus structure; reviewing Baker Hughes' stock option plans (and making grants thereunder), employee retirement income plans, the employee thrift plan and the employee stock purchase plan; recommending directors' fees; setting bonus goals; approving salary and bonus awards to key executives and recommending incentive compensation and stock award plans for approval by stockholders.

       The Governance Committee, which is comprised of Messrs. Riley (Chairman), Djerejian, McCall, Watson and Ms. Filter, held four meetings during fiscal year 2001. The functions performed by the Governance Committee include selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board and considering the qualifications required for continuing Board service. The Committee also considers nominees that stockholders recommend. Stockholders desiring to make such recommendations should submit, between October 19, 2002 and November 18, 2002, the candidate's name, together with biographical information and his or her written consent to nomination to: Chairman, Governance Committee of the Board of Directors of Baker Hughes Incorporated, P.O. Box 4740, Houston, Texas 77210-4740.

       During the fiscal year ended December 31, 2001, each director (other than Mr. Nichols) attended at least 75% of the total number of meetings of the Corporation's Board of Directors and respective Committees on which he or she served. Due to a scheduling conflict in 2001, Mr. Nichols attended less than the requisite number of Board meetings, and the Governance Committee and the Board of Directors waived the requirement for that year. For the year 2002, Mr. Nichols has resolved the scheduling conflict.

                        SECURITY OWNERSHIP OF MANAGEMENT

       Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 6, 2002 by each director and director nominee, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 6, 2002.


                                                            SHARES BENEFICIALLY OWNED
                                            --------------------------------------------------------
                                               SHARES       SHARES SUBJECT TO OPTIONS       TOTAL
                                               OWNED        WHICH ARE OR WILL BECOME      BENEFICIAL     % OF
                     NAME                   AS OF 3/6/02   EXERCISABLE PRIOR TO 5/6/02     OWNERSHIP    CLASS(1)
       -------------------------------      ------------   ---------------------------    ----------    --------
       Victor G. Beghini..............        18,111                 41,406                 59,517         --
       Joseph T. Casey................       234,437                 34,225                268,662         --
       Edward P. Djerejian............            --                  2,000                  2,000         --
       Anthony G. Fernandes...........         2,000                     --                  2,000         --
       Eunice M. Filter...............         3,578                  6,000                  9,578         --
       Claire W. Gargalli.............         7,616                 10,400                 18,018         --
       Richard D. Kinder..............         7,000                  6,000                 13,000         --
       James F. McCall................         2,000                  7,000                  9,000         --
       J. Larry Nichols...............            --                  2,000                  2,000         --
       H. John Riley, Jr..............        10,000                  6,000                 16,000         --
       Charles L. Watson..............            --                 27,385                 27,385         --
       Michael E. Wiley...............       207,333(2)             380,265                582,598         --
       Andrew J. Szescila.............        47,549(3)             190,510                238,059         --
       George S. Finley...............        35,093                160,756                195,849         --
       Ray A. Ballantyne..............           605                 55,758(4)              56,363         --
       Alan R. Crain, Jr..............         8,073(5)              24,818                 32,891         --
       All directors and executive
         officers as a group (24
         persons).....................       605,830              1,302,564              1,908,394         --


----------
       (1)  No percent of class is shown for holdings of less than 1%.

       (2) Includes the remaining 123,333 shares of 233,000 shares of Common Stock issued as a restricted stock award on August 15, 2000 upon Mr. Wiley's appointment as the Company's Chairman of the Board,

            President and Chief Executive Officer. The 233,000 shares were awarded in a 150,000-share grant and an 83,000-share grant. On January 24, 2001, Mr. Wiley forfeited 48,000 shares of the 83,000-share grant pursuant to the formula contained in the grant, and on August 15, 2001, he used 17,667 shares to pay a portion of the federal income tax withholding due upon the vesting of one-third of his restricted stock.

       (3) Includes 25,000 shares issued as a restricted stock award on January 24, 2001.

       (4) Mr. Ballantyne exercised and sold 44,650 shares on March 8, 2002, leaving a balance of 11,108.

       (5) Includes the remaining 5,000 shares of 7,500 shares issued as a restricted stock award on October 25, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Under the Corporate Executive Loan Program, Andrew J. Szescila received a loan from the Company on March 29, 1999, in the principal amount of $125,000; and on March 10, 1999, Edwin C. Howell and Douglas J. Wall, both Vice Presidents of the Company, received loans from the Company in the principal amounts of $150,000 and $100,000, respectively. The principal of these loans is due and payable on March 29, 2004 (for the loan to Mr. Szescila) and on March 10, 2004 (for the loans to Messrs. Howell and Wall). Each loan bears interest at the rate of 6.2% per annum, with interest due the last day of March, June, September and December, commencing on June 30, 1999 and payable up to and including the date of maturity of the loan. At the present, Mr. Szescila's outstanding principal is $125,000. In October 2001, Mr. Howell repaid the $150,000 principal balance of his loan, together with interest up to and including the date of payment, and on March 8, 2002, Mr. Wall repaid the remaining $50,000 principal balance of his loan, together with interest up to and including the date of payment. Under the provisions of the loans, the Company is authorized to deduct due and unpaid amounts on these loans from the employee's earnings, amounts due to the employee under any severance plan or policy or under the Company's Supplemental Retirement Plan or any other of the respective employee's compensation.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC, the New York Stock Exchange and the Pacific Exchange. SEC regulations require executive officers, directors and greater than 10% beneficial owners to furnish the Corporation with copies of all Section 16(a) forms they file.

       Based solely on a review of the copies of those forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes, that during its fiscal year ended December 31, 2001, the Corporation's executive officers and directors complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

       The following table sets forth the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999. Bonuses are paid under the Company's applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.


                                             ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                            ----------------------   ----------------------------------------
                                                                                AWARDS               PAYOUTS
                                                                     ---------------------------     --------
                                                                                    SECURITIES
                                                                      RESTRICTED    UNDERLYING
 NAME AND PRINCIPAL POSITION                                            STOCK         OPTIONS           LTIP      ALL OTHER
----------------------------         YEAR     SALARY       BONUS        AWARDS     (# SHARES)(1)      PAYOUTS  COMPENSATION(2)
                                     ----   ---------   ----------   ------------  -------------      -------  ---------------

Michael E.Wiley, Chairman of the     2001   $ 925,000   $1,193,990          --       640,791             --     $  156,720
    Board, President and Chief       2000     337,981      725,000     233,000(4)    500,000             --         27,497
    Executive Officer(3)                                                                                                --

Andrew J. Szescila, Senior Vice      2001     542,462      659,230      25,000(5)         --             --        106,623
    President and Chief              2000     471,507      686,400          --            --             --         33,876
    Operating Officer                1999     459,648           --          --            --             --         59,833

G. Stephen Finley, Senior Vice       2001     426,312      435,822          --            --             --         78,758
    President - Finance and          2000     410,481      435,072          --            --             --         41,827
    Administration and               1999     404,397           --          --            --             --         48,759
    Chief Financial Officer

Ray A. Ballantyne, Vice President    2001     285,015      523,211(6)       --            --             --         42,006
    and President - Baker Hughes     2000     275,000      132,034          --            --             --         32,641
    INTEQ                            1999     260,689           --          --            --             --         26,502

Alan R. Crain, Jr., Vice President   2001     364,071      370,224          --        39,452             --        229,135
    and General Counsel(7)           2000      59,538       73,108       7,500(8)     35,000             --         38,300(7)


----------

       (1) See Footnote (1) to table in "- Stock Options Granted During 2001" below.

       (2) All Other Compensation includes Company contributions to the Thrift Plan and Supplemental Retirement Plan, life insurance premiums, perquisites and other compensation for the named executive officers. Amounts for fiscal year 2001 for the persons named above are as follows:


                                   THRIFT      SRP      LIFE       PERQUISITES      OTHER         TOTAL
                                   ------      ---      ----       -----------      -----         -----
           Michael E. Wiley      $ 9,600   $ 122,509   $ 2,997     $ 21,614    $      --       $ 156,720
           Andrew J. Szescila      9,600      88,709     1,555        6,759           --         106,623
           G. Stephen Finley       9,378      59,295     3,117        6,968           --          78,758
           Ray A. Ballantyne       9,600      23,764     2,228        6,414           --          42,006
           Alan R. Crain, Jr       9,116      25,021     2,786        9,327      182,885*        229,135

       *Mr. Crain received other compensation in the amount of $182,885 related to his relocation to Houston.

       (3) Mr. Wiley was appointed Chairman of the Board, President and Chief Executive Officer effective August 14, 2000.

       (4) Mr. Wiley was awarded as restricted stock 150,000 shares and 83,000 shares of Common Stock, valued at $8,781,188, on August 15, 2000, pursuant to the Long Term Incentive Plan (the "LTIP"). See Footnote
           (2) to the table under the caption "Security Ownership of Management" above. Mr. Wiley received a cash payment equivalent to the Company's ordinary dividend payment on the restricted stock awards on a quarterly basis. Mr. Wiley forfeited 48,000 shares of the 83,000-share award on January 24, 2001 pursuant to the formula contained in the grant, leaving a remaining balance of 35,000 shares. On August 15, 2001, 11,667 shares of the remaining 35,000 shares vested, valued at $393,878, based upon the closing stock price of $33.76 per share of Common Stock on the New York Stock Exchange on August 14, 2001. The remaining 23,333 shares vest in increments of 50% on each of August 15, 2002 and 2003. On August 15, 2001, 50,000 shares of the 150,000-share award vested, valued at $1,688,000, based upon the closing stock price of $33.76 per share of Common Stock on the New York Stock Exchange on August 14, 2001. The remaining 100,000 shares of the 150,000-share award vest in increments of 50% on each of August 15, 2002 and 2003, if certain targets with respect to growth in operating profit after tax, or "Baker Value Added," are met as of June 30th in 2002 and 2003. At December 31, 2001, Mr. Wiley held 123,333 shares of restricted stock, valued at $4,497,955, based upon the closing stock price of $36.47 per share of Common Stock on the New York Stock Exchange on December 31, 2001.

       (5) Mr. Szescila was awarded 25,000 shares of restricted Common Stock valued at $1,026,563 on January 24, 2001, pursuant to the LTIP. See Footnote (3) to the table under the caption "Security Ownership of Management" above. Mr. Szescila received a cash payment equivalent to the Company's ordinary dividend payment on the award on a quarterly basis. At December 31, 2001, Mr. Szescila held 25,000 shares of restricted stock, valued at $911,750, based upon the closing stock price of $36.47 per share of Common Stock on the New York Stock Exchange on December 31, 2001. The 25,000-share award vests upon the three-year anniversary of the award, January 24, 2004.

       (6) For 2001, Mr. Ballantyne earned a bonus of $523,211, which will be paid in three installments, with $287,400 paid in March 2002, and $117,906 and $117,905 carried over and paid in March 2003 and March 2004, respectively, together with interest at an annual rate equal to the ten-year Treasury rate plus 25 basis points. Interest will be calculated as of January 15th of each year. Under the Company's incentive compensation guidelines, a carryover or "banked" bonus is paid to an employee if the employee is actively employed by the Company as of the date the bonus is paid and the employee remains eligible to participate in the plan that generated the bonus.

       (7) Mr. Crain was appointed Vice President and General Counsel effective October 25, 2000. Mr. Crain was paid a $36,000 bonus at the commencement of employment (reflected in "All Other Compensation").

       (8) Mr. Crain was awarded 7,500 shares of restricted Common Stock, valued at $269,063, on October 25, 2000, pursuant to the LTIP. See Footnote
           (4) to the table under the Caption "Security Ownership of Management" above. Mr. Crain received a cash payment equivalent to the Company's ordinary dividend payment on the award on a quarterly basis. At December 31, 2001, Mr. Crain held 5,000 shares of restricted stock, valued at $182,350, based upon the closing stock price of $36.47 per share of Common Stock on the New York Stock Exchange on December 31, 2001. The remaining 5,000 shares of the original 7,500-share award vest in increments of 50% on each of October 25, 2002 and 2003.

                        STOCK OPTIONS GRANTED DURING 2001

       The following table sets forth certain information regarding stock options granted during fiscal year 2001 to the persons named in the Summary Compensation Table above. The theoretical values on the date of the grant of stock options granted in 2001 shown below are presented pursuant to SEC rules and are calculated using the Black-Scholes Model for pricing options. The theoretical values of options trading in the stock markets do not necessarily bear a relationship to the compensation cost to the Corporation or potential gain realized by an executive. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the theoretical values of stock options reflected in this table actually will be realized.


                                       % OF TOTAL
                         OPTIONS     OPTIONS GRANTED       EXERCISE       EXPIRATION          GRANT DATE
     NAME               GRANTED(1)     TO EMPLOYEES         PRICE            DATE        THEORETICAL VALUE(2)
------------------   --------------  ---------------    --------------   --------------  --------------------
Michael E. Wiley            640,791            53.93%   $      41.0625         01/24/11     $   10,941,391
Andrew J. Szescila               --               --                --               --                 --
G. Stephen Finley                --               --                --               --                 --
Ray A. Ballantyne                --               --                --               --                 --
Alan R. Crain, Jr            39,452             3.32           41.0625         01/24/11            673,636

----------

       (1) In 1998, the Compensation Committee awarded a grant of options to certain members of the Company's leadership team, including Messrs. Szescila, Finley and Ballantyne to incent top performance, as well as act as a retention device after the merger with Western Atlas Inc. Because of these prior grants, the Compensation Committee did not grant options in 2001 to those members of the leadership team who had received the prior grants.

       (2) The theoretical values on the grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility, the dividend rate, the exercise period of the option and interest rates. The grant date theoretical value assumes a volatility of 25%, a dividend yield of 1.11%, a 4.987% risk-free rate of return and a ten-year option term.

                     AGGREGATED OPTION EXERCISES DURING 2001
                     AND OPTION VALUES AT DECEMBER 31, 2001

       The following table sets forth certain information regarding options that persons named in the Summary Compensation Table above exercised during 2001 and options that those persons held at December 31, 2001. The values of unexercised in-the-money stock options at December 31, 2001 shown below are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.


                             OPTION EXERCISES                   UNEXERCISED OPTIONS AT DECEMBER 31, 2001
                      ------------------------------   -------------------------------------------------------------
                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS ($) (1)
                                                       ------------------------------   ----------------------------
                     SHARES ACQUIRED       VALUE
     NAME            ON EXERCISE(#)      REALIZED($)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------   ---------------    ------------   -----------      -------------   -----------   -------------
Michael E. Wiley               --       $        --        166,667           974,124    $        --   $         --
Andrew J. Szescila         61,341(2)        981,456        190,510           136,314      1,948,562      2,108,778
G. Stephen Finley              --                --        160,756           107,114      1,669,865      1,657,054
Ray A. Ballantyne          19,864           273,088         55,758            71,428        690,736      1,104,991
Alan R. Crain, Jr              --                --         11,667            62,785          6,942         13,883


----------

       (1) Based on the closing price of the Common Stock of $36.47 on December 31, 2001, the last trading day of 2001.

       (2) The 61,341 shares were exercised by Mr. Szescila's former spouse. Mr. Szescila had no beneficial interest in the shares and derived no benefit from the exercise of the shares.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

       The Company has an employment agreement with Michael E. Wiley, dated as of July 17, 2000, which provides for the employment of Mr. Wiley for an initial three-year period ending August 14, 2003, subject to termination as provided in the agreement. The agreement provides that, after one year of the effective date of the agreement, the term of the agreement is to be automatically extended for one additional year unless the Company or the executive gives notice, within the period specified in the agreement, to not extend the term. Mr. Wiley's employment agreement was amended in April and December 2001 to extend the date on which a one-time grant of up to 50,000 shares of restricted stock would be issued (as amended, June 30, 2002). The number of shares that may be granted under that one-time grant will be equal to the number of shares of Common Stock that Mr. Wiley holds on the date of the grant, up to a maximum grant of 50,000 shares. Mr. Wiley's employment agreement was also amended in December 2001 to change the termination date from August 14, 2003 to December 31, 2003 and to revise other related dates accordingly. During the term of the employment agreement, Mr. Wiley is entitled to receive the following, all as established from time to time by the Board of Directors or the Compensation Committee:

       o      a base salary;

       o the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon achievement of performance goals;

       o long-term incentives in the form of equity-based compensation no less favorable than awards made to other senior executives of the Company and that are commensurate with awards granted to CEOs of other public companies of a similar size to the Company and

       o benefits and perquisites that other officers and employees of the Company are entitled to receive.

Mr. Wiley's base salary is to be reviewed at least annually during the term of the employment agreement and could be increased (but not decreased) based upon his performance during the year. Upon the termination of Mr. Wiley's employment due to his Disability (as defined in the employment agreement) for a period of 90 days in the aggregate during any period of 12 consecutive months, or reasonable expectation of Disability for more than that period, he is to be paid one-half of his then base salary in monthly installments for the remainder of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of termination. In the event of his death during the term of the employment agreement, the Company is to pay one-half of his then annual base salary to his beneficiary in monthly installments for the remaining term of the employment agreement and a lump sum in cash equal to his expected value incentive bonus for the year of Mr. Wiley's death. Upon termination of the employment agreement by Mr. Wiley for Good Reason (as defined in the employment agreement) or by the Company without Cause (as defined in the employment agreement), he is entitled to receive for the remainder of the term of the employment agreement:

              (i) his then annual base salary and once a year for the remainder of the term of the employment agreement, an amount equal to his expected value incentive bonus for the year of termination (with both the annual base salary and incentive bonus subject to adjustment by the GNP price deflator),

              (ii) the continuation of benefits except as may be provided by a successor employer and

              (iii) accelerated vesting of all equity-based awards held as of the date of termination.

If the employment agreement is terminated by Mr. Wiley for any reason other than a Good Reason or by the Company for Cause, he is to receive only his base salary and benefits through the date of termination, but no annual bonus. During the term of the employment agreement and for a period of two years following termination of the employment agreement, Mr. Wiley is prohibited from (i) engaging in Competition (as defined in the employment agreement) with the Corporation and (ii) soliciting customers, employees and consultants of the Corporation. To the extent any provision is covered by both the employment agreement and the severance agreement described below, the severance agreement provision so covered will supersede the employment agreement provision.

       In addition to the employment agreement described above, the Company also has severance agreements (the "Severance Agreements") with Michael E. Wiley, Andrew J. Szescila, G. Stephen Finley and Alan R. Crain, Jr. (the "Named Officers"), as well as five other officers of the Company. The Severance Agreements provide for payment of certain benefits to the Named Officers as a result of termination of employment following, or in connection with, a Change in Control (described below) of the Company. The initial term of the Severance Agreements expired on December 31, 1999, except for the agreements of Messrs. Wiley and Crain, which initially expired on December 31, 2001. Beginning on January 1, 1998 for Messrs. Szescila and Finley and January 1, 2001 for Messrs. Wiley and Crain and on each successive January 1 thereafter (the "Extension Date"), the term of the Severance Agreements is automatically renewed for an additional year, unless notice of nonextension has been given by the September 30th prior to the Extension Date. The term is automatically extended for 24 months following a Change in Control.

       Pursuant to the Severance Agreements, the Company pays severance benefits to a Named Officer if the Named Officer's employment is terminated following a Change in Control and during the term unless:

              (i) the Named Officer resigns without Good Reason (as defined in the Severance Agreements);

              (ii) the Company terminates the Named Officer for Cause (as defined in the Severance Agreements) or

              (iii) the Named Officer is terminated by reason of death or disability.

       If the Named Officer meets the criteria for payment of severance benefits due to termination of employment following a Change in Control during the term as described above, he will receive the following benefits:

              (a) a lump sum payment equal to three times the sum of the Named Officer's annual base salary in effect on the date of termination of employment or, if higher, his annual base salary in effect immediately prior to the event or circumstance constituting Good Reason;

              (b) a lump sum payment equal to three times the sum of the average annual bonus earned by the Named Officer during the three fiscal years ending immediately prior to the fiscal year in which termination of employment occurs or, if higher, immediately prior to the fiscal year in which occurs the event or circumstance constituting Good Reason; provided, that if the Named Officer has not participated in an annual bonus plan of the Company for the entirety of the three-year period, then the average bonus will be calculated using such lesser number of bonuses as have been earned;

              (c) continuation of life, disability, accident and health insurance benefits and all perquisites for an additional three years;

              (d) a lump sum payment equal to the sum of:

                     (1) any unpaid incentive compensation that has been
              allocated or awarded to the Named Officer for a completed fiscal year or other measuring period preceding the date of termination under the Company's Annual Incentive Compensation Plan and that, as of the date of termination, is contingent only upon the continued employment of the Named Officer to a subsequent date, and

                     (2) a pro rata portion to the date of termination of the
              aggregate value of all contingent incentive compensation awards to the Named Officer for all then uncompleted periods under the Company's Annual Incentive Compensation Plan, assuming the achievement of the expected value target level of the performance goals established for the awards, provided, that if the termination of employment occurs during the same year in which the Change in Control occurs, the pro rata bonus payment shall be offset by any payments received under the Company's Annual Incentive Compensation Plan in connection with the Change in Control;

              (e) a lump sum payment equal to the present value of the benefits the Named Officer would have received had he continued to participate in the Company's thrift and supplemental retirement plans for an additional three years, assuming for this purpose that:

                     (1) the Named Officer's compensation during that three-year period remained at the levels used for calculating the severance payment described in paragraphs (a) and (b) above, and

                     (2) the Named Officer's contributions to those plans
              remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

              (f) eligibility for the Company's retiree medical program if the Named Officer would have become entitled to participate in that program had he or she remained employed for an additional three years;

              (g) outplacement services for a period of three years or, if earlier, until the Named Officer's acceptance of an offer of employment and

              (h) an additional amount (a "gross-up" payment) in respect of excise taxes that may be imposed under the "golden parachute" rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the Named Officer whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company's plans, agreements and arrangements (including for example, acceleration of equity awards).

       In addition to the above, the Severance Agreements provide for full vesting of all stock options and other equity incentive awards upon the occurrence of a Change in Control.

       Pursuant to the Severance Agreements, a "Change in Control" is deemed to occur if:

              (i) any person becomes the owner of 20% or more of the Company's voting securities (excluding securities acquired directly from the Company or its affiliates) other than a person described in (iii)(A) below;

              (ii) a change in the majority of the membership of the Board occurs without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved;

              (iii) there is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation other than (A) a merger or consolidation with a person in which the Company's stockholders continue to hold at least 65% of the voting securities of the surviving entity or (B) a merger or consolidation effected to implement a recapitalization of the Company and in which no person becomes the owner of 20% of the Company's voting securities (excluding securities acquired directly from the Company or its affiliates, except securities acquired in connection with the acquisition of a business by the Company or its affiliates) or

              (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets other than a sale or disposition to an entity in which the Company's stockholders continue to hold at least 65% of the voting securities.

       The Severance Agreements supersede any other agreements and representations made by the Named Officer or the Corporation containing the terms and conditions of the Named Officer's employment with the Corporation only if the Named Officer's employment with the Corporation is terminated in connection with a Change in Control by the Company other than for Cause (as defined in the Severance Agreements) or by the Named Officer for Good Reason (as defined in the Severance Agreements).

       In addition, the Corporation has an Executive Severance Policy that provides salary continuation for between 15 and 18 months for the executive officers, based upon salary grade, if the executive's employment is terminated for certain specific reasons, other than a Change in Control of the Corporation covered by the Severance Agreements described above.


                          COMPENSATION COMMITTEE REPORT

TO OUR STOCKHOLDERS

       This report is provided in the Proxy Statement, in accordance with Securities and Exchange Commission ("SEC") rules, to inform the Company's stockholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer of the Company.

       To preserve objectivity in the achievement of its goals, the Compensation Committee consists of five independent, non-employee directors who have no "interlocking" relationships as defined by the SEC. It is the Compensation Committee's overall goal to develop executive compensation policies that are consistent with and linked to strategic business objectives and Company values along with competitive practices in the employment market. The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of Company compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

       COMPENSATION PHILOSOPHY

       The Company's primary business objective is to maximize stockholder value over the long term. To accomplish this objective, the Company has developed a comprehensive business strategy that emphasizes maximizing earnings and stock price, continuing its leadership in those markets in which the Company participates and providing products and services of the highest value.

       The following compensation policies are intended to facilitate the achievement of the Company's business strategies:

              o Comprise a significant amount of pay for senior executives in the form of long-term, at-risk pay to focus management on the long-term interests of stockholders and balance short-term and long-term business and financial strategic goals.

              o Emphasize variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate performance goals.

              o Encourage a personal proprietary interest to provide executives with a close identification with the Company and align executives' interests with those of stockholders.

              o Enhance the Company's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives through compensation opportunities.

              o Target compensation levels at rates that are reflective of current market practices to maintain a stable, successful management team.

       Competitive market data, including current compensation trends and movements in the competitive marketplace, is provided by an independent compensation consultant, who also advises the Company with regard to the competitiveness of its salary levels, incentive compensation awards and various benefit plans. The data provided compares the Company's compensation practices to a group of comparative companies. The Company's market for compensation comparison purposes consists of a group of companies that tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels and lines of business. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

       The companies chosen for the comparative group used for compensation comparison purposes generally are not the same companies that comprise the S&P Oil and Gas Equipment and Services Index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns.

       The key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation and benefits. These key elements (other than benefits) are addressed separately below. In determining compensation, the Compensation Committee regularly reviews all elements of an executive's total compensation package, including insurance and other benefits. Total compensation is targeted between the 50th and 75th percentile for public companies of Baker Hughes' relative size and industry, with the upper levels being reserved for those executives who the Compensation Committee considers exceptions based on an executive's specific experience or expertise, or the means necessary to retain a valued contributor with the Company.

       In 1993, the Internal Revenue Service adopted Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its four other highest paid executive officers. Certain performance-based compensation and certain other compensation that has been approved by stockholders is not subject to the deduction limit. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options granted pursuant to the Company's 1993 Stock Option Plan and shares awarded pursuant to the 1993 Employee Stock Bonus Plan, as well as options and stock appreciation rights granted, shares awarded in respect of the exercise of a stock option, pursuant to the Company's Long Term Incentive Plan, and bonuses paid pursuant to the 1995 Employee Annual Incentive Compensation Plan, as amended and restated. To the extent stock awards under the 1995 Stock Award Plan and the Long Term Incentive Plan produce compensation payable to the applicable executive officers, it will be subject to the limitation requirements for deductibility of Section 162(m). The Company may from time to time pay compensation to its executive officers that may not be deductible. The 2002 Baker Hughes Incorporated Director & Officer Long-Term Incentive Plan will also, upon stockholder approval, allow for compensation to be paid that qualifies for deductibility under Section 162(m).

BASE SALARIES

       Base salaries are targeted at median levels for public companies of Baker Hughes' relative size. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, as well as internal equity issues and external pay practices.

       After evaluating the competitive market data, increases to base salaries, if any, are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; demonstrating leadership abilities among coworkers; and other goals.

       In August 2000, the Compensation Committee set the base salary for Mr. Michael E. Wiley, Chairman of the Board, President and Chief Executive Officer at $925,000 per year. This salary was established comparing the compensation of chief executive officers in a group of comparative companies. Mr. Wiley's base salary remained at $925,000 per year for fiscal year 2001. In December 2001, the Compensation Committee set the 2002 base salary for Mr. Wiley at $980,000 per year.

ANNUAL INCENTIVES

       The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with the opportunity to earn direct financial compensation incentives in the form of annual cash bonuses to achieve corporate, business unit and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

       Each year, the Compensation Committee establishes specific goals relating to each executive's bonus opportunity. Eligible executives are assigned threshold, target and overachievement bonus levels based on a percentage of base salary. The percentages have been established based on bonus practices and opportunities within companies comparable to Baker Hughes' size or industry. Executives earn bonuses to the extent to which preestablished goals are achieved.

       Corporate goals are determined each year by the Compensation Committee and are based upon financial objectives of the Company deemed appropriate by the Compensation Committee. These objectives may include earnings per share, profit after tax, return on net capital employed, return on shareholder investment or other financial objectives for the year. Where executives have strategic business unit responsibilities, a portion of the goal may be based on financial performance measures that support strategic business unit performance. This portion varies with the position of each individual and the particular objectives of the Company. However, no bonus is paid unless predetermined threshold performance levels are reached. During fiscal year 2001, the corporate objective was based on (i) earnings per share and (ii) Baker Value Added, a metric that measures profit after tax less the cost of capital employed. Baker Value Added integrates the profit and loss results and balance sheet investments of the Company by assuring that the cost of any capital used to earn those profits is fully taken into account.

       Target bonus awards are set at a market level (discussed previously). Targets are considered by the Compensation Committee to be achievable, but require above-average performance from each of the executives. Target bonus awards range from 45% of base salary for the executive officers to 70% of base salary for Mr. Wiley. In 2000, Mr. Wiley earned a bonus of $725,000.

       Based on the Company's fiscal year 2001 financial performance, predetermined bonus objectives, as set by the Compensation Committee, were achieved by each of the named executive officers. For fiscal year 2001, Mr. Wiley earned an annual bonus in the amount of $1,193,990.

LONG-TERM INCENTIVES

       In keeping with the Company's commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise the largest portion of an executive's total compensation package. The Compensation Committee's objective is to provide executives with long-term incentive award opportunities that are on par with grants made within the Company's industry.

       Long-term incentive award guidelines have been developed based on the same method used as establishing bonus award guidelines. The actual percent granted varies by position within the Company.

       Long-term incentives are provided pursuant to the Company's stock option plan. Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

       Each year the Compensation Committee determines the total amount of options that will be made available to the Company's executives, as well as the actual grants that will be made to each executive. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate taking into account the executive's total compensation package and the desire of the Compensation Committee to create stockholder value, to encourage equity ownership by the Company's executives, to provide an appropriate link to the interests of the stockholders, and to provide long-term incentive award opportunities on par with the Company's industry.

       In connection with his position as Chairman of the Board, President and Chief Executive Officer, Mr. Michael E. Wiley was awarded two grants of stock options to purchase 500,000 and 140,791 shares of Common Stock, effective January 24, 2001, at an exercise price equal to the fair market value of the stock on that date. The options vest and become exercisable in increments of 33 1/3% of the shares subject to the options on January 24, 2002, 2003 and 2004. These grants were made to incent Mr. Wiley to create stockholder value over the long-term.

       In fiscal year 1998, the Compensation Committee awarded a grant of options to certain members of the Company's Leadership Team, including Messrs. Szescila, Finley and Ballantyne, to incent top performance, as well as to act as a retention device after the merger with Western Atlas Inc. Because of the prior grants, the Compensation Committee did not grant options in 2001 to those members of the Leadership Team who had received the prior grants.

SUMMARY

       The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

Richard D. Kinder (Chairman)
Victor G. Beghini
Claire W. Gargalli
H. John Riley, Jr.
Charles L. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Company's Compensation Committee consists of Messrs. Kinder, Beghini, Riley, C. Watson and Ms. Gargalli, all of whom are non-employee directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors.

CORPORATE PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in the Corporation's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends into Common Stock at the date of payment) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Standard & Poor's 500 Oil and Gas Equipment and Services Index over the preceding five-year period. The following graph is presented pursuant to SEC rules. The Corporation believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Corporation's executive compensation program is based on financial and strategic results, and the other factors set forth and discussed above in "Compensation Committee Report."

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

BAKER HUGHES INCORPORATED; S&P 500 AND S&P 500 OIL AND GAS EQUIPMENT AND
SERVICES

                                    [GRAPH]


                                                      1996       1997       1998       1999       2000       2001
                                                      ----       ----       ----       ----       ----       ----

Baker Hughes                                         100.00     127.88      52.61      63.98     127.94     113.81

S&P 500                                              100.00     133.32     171.34     207.35     188.46     166.16

S&P 500 Oil and Gas Equipment and Services           100.00     153.34      87.81     117.79     156.09     102.54


       * Total return assumes reinvestment of dividends on a quarterly basis.

       The comparison of total return on investment (change in year-end stock price plus reinvested dividends) assumes that $100 was invested on December 31, 1996 in Baker Hughes Common Stock, the S&P 500 Index and the S&P 500 Oil and Gas Equipment and Services Index.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board of Directors, upon the recommendation of its Audit/Ethics Committee, has selected the firm of Deloitte & Touche LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 2002 and recommends ratification of the selection by the stockholders. Deloitte & Touche served as independent auditors for the Company for fiscal 2001. Its representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche as the Company's independent auditors for 2002.

                          AUDIT/ETHICS COMMITTEE REPORT

       The Audit/Ethics Committee of the Board of Directors provides assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company's compliance programs. Each member of the Audit/Ethics Committee is "independent" as defined by listing standards of the New York Stock Exchange. During the year ended December 31, 2001, the Audit/Ethics Committee held four meetings. A copy of the charter of the Audit/Ethics Committee adopted by the Board of Directors is attached as Annex A to this Proxy Statement.

       During the year ended December 31, 2001, the Audit/Ethics Committee met and otherwise communicated with management and with Deloitte & Touche LLP, the Company's independent auditors for 2001. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Audit/ Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received a written statement from Deloitte & Touche concerning independence as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements as it pertains to the independence of Deloitte & Touche. The Audit/Ethics Committee also reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with Company management, the Company's internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company's audited financial statements are presented fairly in conformity with generally accepted accounting principles.

       Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that these financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Victor G. Beghini (Chairman)
Joseph T. Casey
Edward P. Djerejian
Anthony G. Fernandes
Eunice M. Filter
James F. McCall
J. Larry Nichols

                         FEES PAID TO DELOITTE & TOUCHE

       Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates have billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's 2001 annual financial statements and reviews of quarterly financial statements, (ii) financial information systems design and implementation work rendered in 2001 and (iii) all other services rendered in 2001.


                                                           FEES PAID IN
                                                         FISCAL YEAR 2001
                                                         ----------------
                                                          (in millions)
                  Audit fees                                     $2.3
                  Financial information systems
                    design and implementation fees                0.3
                  All other fees                                  2.2

             PROPOSAL TO APPROVE THE 2002 BAKER HUGHES INCORPORATED
                   DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN

       The Board of Directors adopted the 2002 Baker Hughes Incorporated Director & Officer Long-Term Incentive Plan (the "2002 D&O Plan") on March 6, 2002, to be effective March 6, 2002, subject to stockholder approval. A copy of the 2002 D&O Plan is attached as Annex B to this Proxy Statement. The 2002 D&O Plan is intended to reward certain directors, corporate officers and key employees of the Company by enabling them to acquire shares of Common Stock of the Company and to receive other compensation based on Common Stock of the Company or certain performance measures. The 2002 D&O Plan is also designed to attract and retain key employees of the Company and its affiliates, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of those employees and directors and to stimulate the active interest of these persons in the development and financial success of the Company and its affiliates.

GENERAL

       The 2002 D&O Plan permits the grant of awards as nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, stock awards and cash-based awards to directors, corporate officers and key employees of the Company. The number of shares reserved for issuance under the 2002 D&O Plan is seven million, with no more than three million available for grant as awards other than options (the number of shares is subject to adjustment for changes in the capital stock of the Company).

OPTIONS

       Options may be either incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. Director awards may only be nonqualified stock options. The exercise price of the options will not be less than the fair market value of the shares of the Company's Common Stock on the date of grant, and options terms may be up to ten years. The maximum number of shares of the Company's Common Stock that may be subject to options granted under the 2002 D&O Plan to any employee during any one fiscal year of the Company will not exceed 3 million (subject to adjustment under the antidilution provisions of the 2002 D&O
Plan).

PERFORMANCE SHARES AND UNITS; CASH-BASED AWARDS

       Performance shares may be granted to employees in the amounts and upon the terms determined by the Compensation Committee, but limited to one million shares to any one employee in any one fiscal year of the Company. Performance shares will have an initial value equal to the fair market value of the Company's Common Stock at the date of the award. Performance units and cash-based awards may be granted to employees in amounts and upon the terms determined by the Compensation Committee, but limited to $10 million for any one employee in any one fiscal year of the Company. The performance measures that may be used to determine the extent of the actual performance payout or vesting include, but are not limited to, net earnings; earnings per share; return measures; cash flow return on investments (net cash flows divided by owner's equity); earnings before or after taxes, interest, depreciation and/or amortization; share price (including growth measures and total shareholder return) and Baker Value Added (a metric that measures profit after tax less the cost of capital employed). For 2002, the Compensation Committee has provided annual incentive cash-based award opportunities, subject to stockholder approval of the 2002 D&O Plan, to certain executives based on performance criteria listed in the 2002 D&O Plan. Long-term performance units for 2002 that may be provided to executive officers are based on total shareholder return for a two-year period.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

       With respect to awards of restricted stock and restricted stock units, the Compensation Committee, for awards to corporate officers and key employees, and the Board of Directors, for awards to directors, will determine the conditions or restrictions on the awards, including whether the holders of the restricted stock or restricted stock units will exercise full voting rights or receive dividends and other distributions during the restriction period. At the time the award is made, the Compensation Committee, for corporate officers and key employees, and the Board of Directors, for directors, will determine the right to receive unvested restricted stock or restricted units after termination of service. Awards of restricted stock are limited to one million shares in any one year to any one individual.

STOCK APPRECIATION RIGHTS

       Stock appreciation rights may be granted under the 2002 D&O Plan on the terms and conditions determined by the Compensation Committee. The grant price of a freestanding stock appreciation right will not be less than the fair market value of the Company's Common Stock on the date of grant. The maximum number of shares of the Company's Common Stock that may be utilized for purposes of determining an employee's compensation under stock appreciation rights granted under the 2002 D&O Plan during any one fiscal year of the Company will not exceed three million (subject to adjustment under the anitdilution provisions of the 2002 D&O Plan).

AWARDS TO DIRECTORS

       Director awards, whether in the form of options, stock awards or restricted stock are limited to 10,000 shares in any one fiscal year of the Company to any one director.

       Director options vest and are exercisable on the first anniversary of the date of grant. However, the exercise period for director options is adjusted for directorship terminations if the options were granted more than one year prior to the termination. Options are exercisable for one year (but not beyond the ten-year option term) after termination if the termination is due to the Director's death, in which case the Director's option may be exercised by the Director's estate or by the person or persons who acquire the right to exercise the option by bequest or inheritance with respect to any or all of the shares remaining subject to the Director option at the time of death. Options are exercisable for three years after termination (but not beyond the ten-year option term) if the termination is a result of resignation or removal from the Company's Board of Directors because of disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of the director's terms of office. For directorship terminations for any reason other than the reasons described above, directors will have three months in which to exercise the options.

       For Director options granted within a year prior to the termination of a directorship, the options terminate at the time of such termination unless the termination occurs in connection with, or within two years following, a Change in Control, in which case the options terminate 30 days following the termination.

CHANGE IN CONTROL

       Pursuant to the 2002 D&O Plan, a "Change in Control" is deemed to occur if:

       (i) any person becomes the owner of 30% or more of the Company's voting securities (excluding securities acquired directly from the Company or its affiliates) other than a person described in (iii)(A) below;

       (ii) a change in the majority of the membership of the Board occurs without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved;

       (iii) there is consummated a merger of the Company or a subsidiary thereof with any other corporation, other than (A) a merger or consolidation in which the Company's stockholders continue to hold at least 55% of the voting securities of the surviving entity or (B) a merger or consolidation to effect a recapitalization (or similar transaction) of the Company and in which no person becomes the owner of 30% of the Company's voting securities (excluding securities acquired directly from the Company or its affiliates, except securities acquired in connection with the acquisition of a business by the Company or its affiliates);

       (iv) there is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation, other than a merger or consolidation where the individuals who comprise the Company's Board of Directors immediately prior to the transaction constitute at least a majority of the board of directors of the entity surviving the merger or any parent of such entity (or a majority plus one member where the board is comprised of an odd number of members); or

       (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets other than (A) a sale or disposition to an entity in which the Company's stockholders continue to hold at least 55% of the voting securities or (B) a sale or disposition where the individuals who comprise the Company's Board of Directors immediately prior to the sale constitute at least a majority of the board of directors of the surviving entity or the parent of such entity (or a majority plus one member where the board is comprised of an odd number of members).

ACCELERATION OF VESTING, ETC. RELATED TO A CHANGE IN CONTROL

       The 2002 D&O Plan provides that all awards made under the 2002 D&O Plan are fully vested, or if applicable, are immediately exerciseable, and all conditions or restrictions applicable to any award are deemed satisfied or lapse if there is a Change in Control except a Change in Control described in clause
(iii) in "- Change in Control" above. In the event a Change in Control results in the termination of an employee, all awards become fully vested and are immediately exercisable and all restrictions and conditions lapse or are deemed satisfied if (a) the employee's termination is without Cause (as defined in the Plan) prior to a Change in Control and was at the request or direction of the entity that has entered into an agreement with the Company with respect to a transaction that, if consummated, would constitute a Change in Control, (b) the employee terminates his or her employment for Good Reason (as defined in the Plan) prior to a Change in Control and the circumstance constituting the Good Reason occurs at the request or direction of the entity described in the preceding clause (b); (c) employment is terminated by the Company without Cause or by the employee for Good Reason prior to a Change in Control and the termination is in connection with or in anticipation of a Change in Control (whether or not the Change in Control occurs) or (d) employment is terminated by the Company without Cause or by the employee for Good Reason, in either case within two years following the occurrence of a Change in Control described in clause (iii) in "- Change in Control" above.

ADMINISTRATION; AMENDMENT AND TERMINATION

       The Compensation Committee, and in the absence of the Compensation Committee, the Board of Directors, will administer the 2002 D&O Plan. With respect to awards to corporate officers and key employees, the Compensation Committee will have full and exclusive power and authority to administer the 2002 D&O Plan and to take all actions that the 2002 D&O Plan specifically contemplates, or are necessary or appropriate in connection with the administration of the 2002 D&O Plan and key employees. The Compensation Committee will have full and exclusive power to interpret the provisions of the 2002 D&O Plan as the Committee may deem necessary or proper, with the powers exercised in the best interests of the Company and in keeping with the objectives of the 2002 D&O Plan. The Board of Directors will administer the 2002 D&O Plan with respect to awards to directors.

       The Board may alter, amend, modify, suspend or terminate the 2002 D&O Plan, except that no amendment, modification, suspension or termination that would adversely affect in any material way the rights of a participant under any award previously granted under the Plan may be made without the written consent of the participant or to the extent stockholder approval is otherwise required by applicable legal requirements. Without the prior approval of the Company's stockholders, options issued under the 2002 D&O Plan will not be repriced, replaced, or regranted through cancellation or by lowering the option price of a previously granted award.

                          STOCKHOLDER PROPOSAL NO. 1 ON
          IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND

       The following proposal was submitted to Baker Hughes by the Office of the State Comptroller of the State of New York, H. Carl McCall, State Comptroller, (with an of address A. E. Smith State Office Building, Albany, New York 12236) on behalf of the New York State Common Retirement Fund, which holds beneficially 2,585,270 of the Company's Common Stock, by the Comptroller of the City of New York, Alan G. Hevesi, (with an address of 1 Centre Street, New York, New York 10007-2341) on behalf of the New York City Teachers' Retirement System, which holds 302,970 shares of the Company's Common Stock, by the Minnesota State Board of Investment (with an address of Capitol Professional Office Building, Suite 200, 590 Park Street, St. Paul, Minnesota 55103), which holds 166,794 shares of the Company's Common Stock, by the Trinity Health (with an address of 27870 Cabot Drive, Novi, Michigan 28377-2920), which holds 3,490 shares of the Company's Common Stock, by the Camilla Madden Charitable Trust (with an address of 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793), which holds beneficially 45,100 shares of the Company's Common Stock, and by the Adrian Dominican Sisters (with an address of 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793), which hold 10,000 shares of the Company's Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

       "WHEREAS, Baker Hughes, Inc. operates a wholly-owned subsidiary in Northern Ireland;

       WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

       WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife in that country;

       WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

     5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

       RESOLVED, Shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."

PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL

       "We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

       Implementation of the MacBride Principles by Baker Hughes will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns."

                     STATEMENT OF THE BOARD OF DIRECTORS AND
                   MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 1

       Baker Hughes has a long-standing policy of being an equal opportunity employer worldwide. This policy requires managers to conduct their employment practices in a manner that does not discriminate on the basis of race, color, religion, sex, national origin, age, handicap or veteran's status. Baker Hughes' operating unit in Northern Ireland, Hughes Christensen Company, a division of Baker Hughes Limited ("HCC"), has subscribed to this policy.

       In addition to the Baker Hughes' policy, HCC has taken the country-specific action of signing a Declaration of Principle and Intent under the Northern Ireland Fair Employment Act of 1989 (the "Northern Ireland Fair Employment Act") indicating its commitment to be an equal opportunity employer in Northern Ireland. The Northern Ireland Fair Employment Act has as its purposes the promotion of equal opportunity and the elimination of discrimination in employment for persons of different religious and political beliefs.

       HCC also historically has, and continues to, cooperate fully with the Fair Employment Commission for Northern Ireland and, in January 1997, adopted an Affirmative Action Plan pursuant to a voluntary agreement with the Fair Employment Commission to ensure fair participation of the Roman Catholic community in HCC's workforce in Northern Ireland.

       Your Board of Directors believes HCC's has taken the necessary steps and its employment policies and practices ensure that HCC does not discriminate in its employment practices and that HCC's hiring and promotion practices do not make it more difficult for persons of a given religious belief to obtain employment or advancement.

       The MacBride Principles and the Northern Ireland Fair Employment Act both seek to eliminate employment discrimination in Northern Ireland. By adopting the MacBride Principles, HCC would become unnecessarily accountable to two sets of similar but not identical fair employment guidelines. For these reasons, your Board of Directors believes that implementation of the MacBride Principles would be burdensome, superfluous and unnecessary, particularly in light of HCC's own policies, its compliance with the requirements of the Northern Ireland Fair Employment Act and its history of cooperation with the Fair Employment Commission.

       Your Board of Directors has determined that HCC's policies on equal employment opportunity are entirely consistent with Baker Hughes' obligations and goals to act as an ethical and responsible member of the business community. Your Board of Directors does not believe that endorsement of the MacBride Principles is necessary, appropriate, or in the best interest of Baker Hughes, its subsidiaries or affiliates, or their respective employees.

       A proposal in substantially this form has been submitted to Baker Hughes' stockholders for their consideration every year for the last thirteen years, and such proposal has never received more than 23.7% of the vote in favor of the proposal, and in fact, the proposal received 15.74% of the vote at the 2001 Annual Meeting. SEC rules require that the proposal be included in this Proxy Statement again this year since the proposal received more than 10% of the vote in favor of the proposal last year.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 1 on implementation of the MacBride Principles in Northern Ireland.

                           STOCKHOLDER PROPOSAL NO. 2
                           REGARDING CLASSIFIED BOARDS

       The following proposal was submitted to Baker Hughes by Harold J. Mathis, Jr. (with an address of P.O. Box 1209, Richmond, Texas 77046-1209 and an e-mail address of: cengulfmar@aol.com), who is the owner of 810 shares of the Company's Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

       "RESOLVED: That the stockholders of Baker Hughes Incorporated, assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis."

PROPONENT'S STATEMENT IN SUPPORT OF PROPOSAL

                                    "REASONS

       Strong support was shown at the last annual meeting of Baker Hughes, Incorporated when 76.05%, 203,116,238 shares were cast in favor of this proposal. For two consecutive years, shareholders have adopted this proposal with a strong majority vote.

       After the company stated that the year 2000 majority vote would be considered very seriously, directors and management opposed the proposal in 2001.

       It is this proponent's belief that Classification of the Board of directors is not in the best interest of Baker Hughes Incorporated and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance.

                   "BAKER HUGHES PROPOSES SETTLEMENT WITH SEC"
                     THE WALL STREET JOURNAL - JULY 9, 2001

                  "BAKER OFFERS TO SETTLE FOREIGN BRIBE CHARGE"
                      THE HOUSTON CHRONICLE - JULY 7, 2001

       The Council of Institutional Investors' (www.cii.org) Shareholders Bill of Rights recommends:

              1)     Annual Election of all directors

              2) Adoption of shareholder resolutions that receive a majority of votes cast.

       Baker Hughes directors adhere to a double standard by accepting votes for their own election while rejecting a proposal adopted by the same shareholders.

       If you are appalled by this company's indifference to the 76.05%* affirmative vote and lack of accountability to shareholders please vote to have the performance of all directors measured annually.

       When polled at last year's annual meeting, seven of our directors indicated that they served on other corporate boards where the members are elected annually.

       Success builds upon success, and your favorable vote will help build upon the 76.05%** approval vote established last year."

         PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL; otherwise, it is automatically cast as a vote against, even if you abstain.

----------
* 76.05% of yes/no votes cast.

                     STATEMENT OF THE BOARD OF DIRECTORS AND
                   MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 2

       Since the Company's formation in 1987 with the combination of Baker International Corporation and Hughes Tool Company, the Board of Directors has been divided into three classes. Under this system, each director serves a three-year term, each class is nearly as equal as possible in size and one of the three classes is elected each year. This staggered election of directors is a common practice that has been approved by the stockholders of many major corporations.

       The Corporate Governance Committee of the Board of Directors, which consists of five independent non-employee directors, has considered both the proposal to declassify the Board that was submitted by Mr. Mathis for consideration at the 2002 Annual Meeting and the stockholder vote on that proposal. For the reasons described below, the Committee believes that no change is needed to the Company's classified board structure.

       The Committee believes that the interests of the stockholders and the Company are best served by focusing on achieving the best in corporate governance. The best in corporate governance is achieved by having an active, independent Board comprised of individuals with relevant expertise. The Committee believes it is more germane to focus on the actual composition of the Board rather than focusing on general issues, such as the terms of the Board members.

       Baker Hughes has concentrated on selecting directors who are able to make a contribution to enhancing shareholder value. Overall, the directors have diverse backgrounds, but each one brings a particular collection of skills, experience and expertise to the Board. In the Company's selection of its directors, the Company has assembled a Board with an impressive wealth of knowledge and experience. A review of the specific backgrounds of each of the Board members, including in particular the directors added during the year 2001 clearly evidences the high caliber of individuals that the Company has been able to attract to the Board.

       The Committee believes the election of directors in staggered terms promotes good corporate governance by providing the stability to develop and execute long-term, strategic planning, and the staggered election of directors also assures that Baker Hughes will have directors with an historical perspective of the Company and its operations, and that perspective will provide the in-depth knowledge for continuity in pursuing the Company's strategic goals. In the event of a proposed merger or sale of Baker Hughes, the staggered system of electing directors could also serve to afford the Board valuable time to negotiate the best price in order to maximize shareholder value.

       The Committee also believes that at the same time the election of directors in staggered terms promotes the best in corporate governance, Baker Hughes has sufficient mechanisms in place to avoid an entrenchment of the Board. For instance, it should be noted that all but one of the Company's twelve directors are outside directors. Moreover, the Company's bylaws limit a director's tenure to ten years and that mechanism encourages a reasonable turnover of the Board. Nine of the current Baker Hughes directors, which equates to 75% percent, have been Board members for six years or less.

       If approved by the stockholders, the proposal would not in itself declassify the Board. Instead, it would serve as a recommendation to the Board to take the necessary steps to end the staggered system of electing directors. To declassify the Board, amendments in proper form would need to be proposed to amend the relevant provisions of the Company's Restated Certificate of Incorporation and Bylaws. For such amendments to be adopted, an affirmative vote of 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors would be required. Although this proposal received 76% of the votes actually cast for or against the proposal at the 2001 Annual Meeting, the votes in favor of the proposal represented only 60.6% of all of the outstanding shares of Common Stock, which would be insufficient to approve an amendment to the Company's Restated Certificate of Incorporation and Bylaws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 2 regarding classified boards.

                           STOCKHOLDER PROPOSAL NO. 3
                         REGARDING SIMPLE MAJORITY VOTE

       The following proposal was submitted to Baker Hughes by Nick Rossi (with an address of P.O. Box 249, Boonville, California 95415 and a legal proxy to Mr. John Chevedden and or his designee, with an address of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278), who is the owner of 1,000 shares of the Company's Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations.

                PROPOSAL TOPIC THAT WON 54% SHAREHOLDER APPROVAL

This proposal is submitted by Nick Rossi, P. O. Box 249, Boonville, CA 95415.

Baker Hughes Inc. shareholders request reinstatement of simple majority vote on all issues subject to shareholder vote to the fullest extent possible. This includes requesting that any future proposal on this topic be put to a shareholder vote - as a separate proposal.

This proposal topic won an overall 54% approval rate at major companies in 2000.

WHAT INCENTIVE IS THERE FOR GOOD CORPORATE GOVERNANCE - HIGHLIGHTED BY SIMPLE-MAJORITY VOTE?

       A survey by the international management consultancy McKinsey & Co. shows that institutional investors are prepared to pay an 18% premium for good corporate governance.

                  Wall Street Journal                         June 19, 2000

       IMPROVE BOARD PERFORMANCE

It is believed that greater management accountability, in part through simple majority vote, will improve Baker Hughes performance. Baker Hughes is believed burdened with the following obsolete and/or sub-par practices - not in the best interest of shareholders according to a significant number of institutional investors. This set of obsolete practices may further motivate shareholders to vote in favor of this simple majority vote proposal.

       OBSOLETE AND/OR SUB-PAR PRACTICES:

Shareholders do not have the opportunity to express their view on the directors' performance annually through annual election of each director - instead shareholders must wait 3 years to vote on each director.

Directors need not fear an annual "report card" from shareholders because they run against no competing candidates.

Baker Hughes appears to have a practice of failing to adopting shareholder proposals that win formal approval by shareholders.

For example the proposal for annual election of each director which has had formal shareholder approval at 2 annual meetings. Shareholders could ask whether the company is waiting for a 3rd formal shareholder approval.

       GREATER MANAGEMENT ACCOUNTABILITY

It is believed that greater management accountability, in part through this proposal, will make Baker Hughes better prepared in facing challenges highlighted by these types of new reports that could reoccur:

Baker stock drops from $45 to $30 in 4 months (March to July 2001).

Baker offers to settle foreign bribe charge investigated by the Securities and Exchange Commission.

To increase shareholder value through improved accountability vote yes for:

                           ADOPT SIMPLE-MAJORITY VOTE
                PROPOSAL TOPIC THAT WON 54% SHAREHOLDER APPROVAL
                                    YES ON 3
                                   ----------

                     STATEMENT OF THE BOARD OF DIRECTORS AND
                   MANAGEMENT IN OPPOSITION TO PROPOSAL NO. 3

       Since the Company's formation in 1987 with the combination of Baker International Corporation and Hughes Tool Company, the Company's Certificate of Incorporation and Bylaws have required a higher percentage vote on certain matters subject to stockholder vote. The supermajority vote on what are considered "significant change" matters is a common practice that has been approved by the stockholders of many major corporations.

       The Governance Committee of the Board of Directors of the Company has seriously considered both the proposal to reinstate a simple majority vote on all issues subject to shareholder vote that was submitted by Mr. Rossi for consideration at the 2002 Annual Meeting and the stockholder vote on that proposal. For the reasons described below, the Committee believes that no change is needed to the current voting provisions contained in the Company's Restated Certificate of Incorporation and Bylaws.

       According to the current Bylaws of Baker Hughes, most proposals submitted to a vote of the stockholders already require the affirmative vote of a majority of the stockholders. It is only with respect to certain actions that a vote greater than a majority vote is required under the Baker Hughes' Restated Certificate of Incorporation. Those instances requiring the greater percentage vote are "significant change" matters, such as, amendments to the Bylaws, certain amendments to the Restated Certificate of Incorporation and a Business Combination (generally described in the Company's Restated Certificate of Incorporation as a merger or consolidation).

       The Committee believes the increased vote on the significant change matters is intended to provide a measure of protection for the stockholders - particularly in a takeover situation. By requiring the higher percentage vote on Business Combinations, a prospective purchaser of Baker Hughes cannot effect a takeover by targeting several of the holders of large blocks of stock to the detriment of other minority holders. The Committee also believes that the supermajority vote protects the stockholders during a takeover process from potentially abusive tactics (such as, amending the Company's Bylaws or Restated Certificate of Incorporation to eliminate any governance barriers to a speedy takeover where the amendments are on less than optimal terms and conditions and at less than a fair value). Instead, a prospective purchaser would be encouraged to negotiate with the Board of Directors. In this manner, the Board has the opportunity to evaluate the fairness and quality of proposed offers and to negotiate in the best interests of ALL of the stockholders and the Company to obtain the best value.

       If the stockholder proposal were approved by the stockholders, that approval would not in itself provide for a simple majority vote. (Note that the Company has not previously had a simple majority vote on all issues subject to stockholder vote and therefore, it would not be a reinstatement of the simple majority vote.) Instead, it would serve only as a recommendation to the Board to take the necessary steps to provide for a simple majority vote on all matters presented to the stockholders for approval. To provide for the simple majority vote on all matters, amendments in proper form would need to be proposed to amend the relevant provisions of the Company's Restated Certificate of Incorporation and Bylaws. For such amendments to be adopted, an affirmative vote of 75% of the total voting power of all shares of stock of the Company entitled to vote in the election of directors would be required.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       Your Board of Directors recommends a vote AGAINST approval of Stockholder Proposal No. 3 regarding a simple majority vote.

                                  ANNUAL REPORT

     The 2001 Annual Report on Form 10-K of the Corporation, which includes audited financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement; however, that report is not part of the proxy soliciting information.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting must be received by the Corporation by November 18, 2002 to be properly brought before the 2003 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to Baker Hughes Incorporated, Attention: Corporate Secretary, P.O. Box 4740, Houston, Texas 77210-4740. Nominations of directors by stockholders must be received by the Chairman of the Governance Committee of the Company's Board of Directors (P.O. Box 4740, Houston, Texas 77210-4740) between October 19, 2002 and November 18, 2002 to be properly nominated before the 2003 Annual Meeting, although the Corporation is not required to include such nominees in its Proxy Statement.


                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

                                                                         ANNEX A


                            BAKER HUGHES INCORPORATED

                                 CHARTER OF THE
                          AUDIT/ETHICS COMMITTEE OF THE
                               BOARD OF DIRECTORS
                     (AS AMENDED AND RESTATED MARCH 6, 2002)


         The Board of Directors of Baker Hughes Incorporated (the "Company") has heretofore constituted and established an Audit/Ethics Committee (the "Committee") with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange. This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.

COMPOSITION

         The Committee shall be elected by the Board of Directors and shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by the New York Stock Exchange) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment), or must become financially literate within a reasonable period of time after his or her appointment. At least one member of the Committee shall have accounting or related financial management expertise, as interpreted by the Board of Directors in its business judgment. The Board of Directors shall also elect a Chairman of the Committee.

MEETINGS

         The Committee will meet four times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. In addition, the Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. All meetings of the Committee will be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

PRINCIPAL RESPONSIBILITIES

         The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's internal controls and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company's compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's stockholders; and the Board of Directors and the Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor. The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist in the conduct of any investigation.

         This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the Company's charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:

o Receive on an annual basis formal written reports from the independent auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and, after consulting with management, recommend to the Board of Directors the independent auditors to be employed or discharged by the Company. The Committee shall review and discuss with management and the independent auditors any proposals for hiring any key member of the independent auditors' team.

o Prior to commencement of the annual audit, review with management, the internal auditors and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

o Review policies and procedures for the engagement of the independent auditors to provide non-audit services, giving due consideration to whether the independent auditor's performance of non-audit services is compatible with the auditor's independence and review the fees paid for such services.

o Review with management and independent auditors the accounting and reporting policies and procedures that may be viewed as critical, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and Securities and Exchange Commission (the "SEC") pronouncements.

o Review with management, and independent auditors financial reporting and disclosure issues, discuss significant judgment matters made in connection with the preparation of the Company's financial statements and ascertain that any disagreements among them have been satisfactorily resolved, and ascertain that no restrictions were placed by management on implementation of the independent or internal auditors' examinations. Regularly scheduled executive sessions will be held for this purpose.

o Review with management and the independent auditors the results of the annual audit prior to release of the audited financial statements in the Company's annual report on Form 10-K filed with the SEC and have management review the Company's financial results with the Board of Directors prior to the release of earnings.

o Annually prepare a report to shareholders included in the Company's proxy statement (a) stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received a formal written report from the independent auditors concerning the auditors' independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC and (b) cause the Charter to be included periodically in the proxy statement as required by applicable rules.

o Review actions taken by management on the independent and internal auditor's recommendations relating to organization, internal controls and operations.

o Meet with management, the internal auditors and the independent auditors to review the effectiveness of the Company's internal controls, including computerized information systems controls and security. Review the Company's annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management's actions. Review annually the audit of the expenses of the Company's senior management.

With regard to its compliance responsibilities, the Committee shall:

o Review the management's recommendation of and monitoring of compliance with the Company's Code of Conduct, including the Foreign Corrupt Practices Act.

o Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization's financial statements; (ii) material inquiries received from regulators or governmental agencies; and
       (iii) all matters relating to the ethics of this Company and its subsidiaries.

o Coordinate the Company's compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Code of Conduct.

o Review the Company's compliance with its environmental policy on an annual basis.

o Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

                                                                         ANNEX B


                            BAKER HUGHES INCORPORATED

                2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN
                         (EFFECTIVE AS OF MARCH 6, 2002)

                                TABLE OF CONTENTS


ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION...............................................................35
ARTICLE 2.  DEFINITIONS AND CONSTRUCTION.........................................................................35
ARTICLE 3.  ADMINISTRATION.......................................................................................40
ARTICLE 4.  SHARES SUBJECT TO PLAN AND MAXIMUM AWARDS............................................................41
ARTICLE 5.  ELIGIBILITY AND PARTICIPATION........................................................................42
ARTICLE 6.  STOCK OPTIONS........................................................................................43
ARTICLE 7.  STOCK APPRECIATION RIGHTS............................................................................45
ARTICLE 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS..........................................................46
ARTICLE 9.  PERFORMANCE UNITS, PERFORMANCE SHARES AND CASH-BASED AWARDS; STOCK AWARDS............................47
ARTICLE 10. PERFORMANCE MEASURES.................................................................................48
ARTICLE 11. BENEFICIARY DESIGNATION..............................................................................49
ARTICLE 12. DEFERRALS............................................................................................49
ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS........................................................................49
ARTICLE 14. ACCELERATION.........................................................................................49
ARTICLE 15. AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION..................................................50
ARTICLE 16. WITHHOLDING..........................................................................................50
ARTICLE 17. SUCCESSORS...........................................................................................50
ARTICLE 18. GENERAL PROVISIONS...................................................................................50

                            BAKER HUGHES INCORPORATED

                2002 DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN


ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION.

              1.1 ESTABLISHMENT. Baker Hughes Incorporated, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Baker Hughes Incorporated 2002 Long-Term Incentive Plan" (this "Plan"), to reward certain directors, corporate officers and key employees of the Company by enabling them to acquire shares of common stock of the Company and to receive other compensation based on common stock of the Company or certain performance measures. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards and Cash-Based Awards (as this Plan defines each of those terms below).

                     Subject to approval by the Company's stockholders, this Plan shall become effective as of March 6, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3.

              1.2 OBJECTIVES. This Plan is designed to attract and retain key employees of the Company and its Affiliates (defined below), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of those employees and directors and to stimulate the active interest of these persons in the development and financial success of the Company and its Affiliates. These objectives are to be accomplished by making Awards (defined below) under this Plan and thereby providing Participants (defined below) with a proprietary interest in the growth and performance of the Company and its Affiliates.

              1.3 DURATION. This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to Article 15, until all Shares subject to it shall have been purchased or acquired according to this Plan's provisions. However, in no event may an Award be granted under this Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION.

              2.1 Whenever used in this Plan, the following capitalized terms in this Section 2.1 shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

                     "AFFILIATE" shall have the meaning ascribed to such term in
              Rule 12b-2 of the General Rules and Regulations of the Exchange
              Act.

                     "AWARD" means, individually or collectively, a grant under this Plan to Employees of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Stock Awards and to Directors of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Stock Awards.

                     "AWARD AGREEMENT" means either (a) an agreement that the
              Company and a Participant enters into that sets forth the terms and provisions applicable to an Award granted under this Plan or
              (b) a statement that the Company issues to a Participant describing the terms and provisions of the Award.

                     "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                     "BOARD" or "BOARD OF DIRECTORS" means the Board of
              Directors of the Company.

                     "CASH-BASED AWARD" means an Award granted to a Participant as described in Article 9.

                     "CAUSE" for termination by the Company of the Employee's
              employment means (a) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Employee) after a written demand for substantial performance is delivered to the Employee by the Committee, which demand specifically identifies the manner in which the Committee believes that the Employee has not substantially performed the Employee's duties, or (b) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of Sections (a) and (b) of this definition, (i) no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company and (ii) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

                     A "CHANGE IN CONTROL" of the Company shall be deemed to
              have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                            (a) Any Person is or becomes a Beneficial Owner,
                     directly or indirectly, of securities of the Company (not including in the securities beneficially owned by this Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes, as described in this Section (a), a Beneficial Owner in connection with a transaction described in Section (c)(i) of this definition below; or

                            (b) The following individuals cease for any reason
                     to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least 2/3 of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                            (c) There is consummated a merger or consolidation
                     of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by this Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                            (d) There is consummated a merger or consolidation
                     of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members); or

                            (e) The stockholders of the Company approve a plan
                     of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 55% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (ii) where the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of such entity or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members).

                     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                     "COMMITTEE" means the Compensation Committee of the Board
              or such other committee of the Board or the entire Board as the Board designates to administer Awards to Employees, as specified in Article 3.

                     "COMPANY" shall have the meaning ascribed to that term in
              Section 1.1.

                     "DIRECTOR" means any individual who is a member of the
              Board of Directors of the Company; provided that any Director the Company employs shall be considered an Employee under this Plan.

                     "EFFECTIVE DATE" shall have the meaning ascribed to that
              term in Section 1.1.

                     "EMPLOYEE" means (i) any employee of the Company or any of its Affiliates or (ii) an individual who has agreed to become an Employee of the Company or any of its Affiliates and is expected to become an Employee within the following 6 months.

                     "ERISA" means the Employee Retirement Income Security Act
              of 1974, as amended from time to time.

                     "EXCHANGE ACT" means the Securities Exchange Act of 1934,
              as amended from time to time, or any successor act.

                     "FAIR MARKET VALUE" means the value per Share as determined by the Committee, based on the composite transactions in Shares as reported by The Wall Street Journal, and shall be equal to the per share price of the last sale of Shares on the trading day prior to the date on which value is being determined.

                     "FISCAL YEAR" means the year commencing January 1 and
              ending December 31.

                     "FREESTANDING SAR" means an SAR that is granted
              independently of any Option, as described in Article 7.

                     "GOOD REASON" for termination by the Employee of the
              Employee's employment means the occurrence (without the Employee's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses
              (b) and (c) of Section 14.2 hereof, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a),
              (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Employee's termination for Good Reason;

                     (a) the assignment to the Employee of any duties
              inconsistent with the status of the Employee's position with the Company or a substantial adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to the Change in Control;

                     (b) a reduction by the Company in the Employee's annual
              base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;

                     (c) the relocation of the Employee's principal place of
              employment to a location more than 50 miles from the Employee's principal place of employment immediately prior to the Change in Control or the Company's requiring the Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

                     (d) the failure by the Company to pay to the Employee any
              portion of the Employee's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within 7 days of the date such compensation is due;

                     (e) the failure by the Company to continue in effect any
              compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Employee's participation relative to other participants, as existed immediately prior to the Change in Control;

                     (f) the failure by the Company to continue to provide the
              Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Employee was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, or the failure by the Company to provide the Employee with the number of paid vacation days to which the

              Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                     (g) if the Employee is party to an individual employment,
              severance, or similar agreement with the Company, any purported termination of the Employee's employment which is not effected pursuant to the notice of termination or other procedures specified therein satisfying the requirements thereof; for purposes of this Plan, no such purported termination shall be effective.

                     The Employee's right to terminate the Employee's employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                     For purposes of any determination regarding the existence
              of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

                     "INCENTIVE STOCK OPTION" or "ISO" means an option to
              purchase Shares granted under Article 6 and that is designated as an incentive stock option and that is intended to meet the requirements of Code Section 422, or any successor provision. Incentive Stock Options may only be granted to Participants who are officers and key employees of the Company.

                     "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

                     "OPTION" means an Incentive Stock Option or a Nonqualified
              Stock Option, as described in Article 6.

                     "OPTION PRICE" means the price at which a Participant may
              purchase a Share pursuant to an Option.

                     "PARTICIPANT" means an Employee or Director who has been
              selected to receive an Award or who has an outstanding Award granted under this Plan.

                     "PERFORMANCE-BASED AWARD" means a Performance Share, a
              Performance Unit, a Cash-Based Award or a Stock Award granted to a Participant, as described in Article 9, of which the fulfillment of performance goals determines the degree of payout or vesting.

                     "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met to determine the degree of payout or vesting with respect to certain Performance-Based Awards.

                     "PERFORMANCE SHARE" means an Award granted to a
              Participant, as described in Article 9.

                     "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9.

                     "PERIOD OF RESTRICTION" means the period during which the
              transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee (or the Board with respect to Awards granted to Directors), at its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

                     "PERSON" shall have the meaning ascribed to the term in
              Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                     "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8.

                     "RESTRICTED STOCK UNIT" means an Award granted to a
              Participant, as described in Article 8.

                     "SHARES" means the common stock of the Company, $1.00 par
              value per share.

                     "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7.

                     "STOCK AWARD" means an Award granted pursuant to the terms of Section 9.6.

                     "TANDEM SAR" means an SAR that is granted in connection
              with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

              2.2 As used in this Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to "including" mean "including (without limitation)"; and references to Sections and Articles mean the sections and articles of this Plan.

ARTICLE 3. ADMINISTRATION.

              3.1 GENERAL. Subject to the terms and conditions of this Plan, the Committee shall administer this Plan or, in the absence of the Committee, the Board shall administer this Plan. The Board shall appoint the members of the Committee, from time to time, who shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that this Plan specifically contemplates or are necessary or appropriate in connection with the administration of this Plan; provided that the Board shall administer this Plan with respect to Awards granted to Directors.

              3.2 AUTHORITY OF THE COMMITTEE. Insofar as this Plan relates to Awards to Employees, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall have full power to select Employees who shall participate in this Plan, determine the sizes and types of Awards to Employees and determine the terms and conditions of Awards to Employees in a manner consistent with this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award to an Employee, accelerate the vesting or exercisability of an Award to an Employee, eliminate or make less restrictive any restrictions contained in an Award to an Employee, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards to Employees) or an Award to an Employee or otherwise amend or modify an Award to an Employee in any manner that is either (i) not adverse to the Participant to whom the Award to an Employee was granted or (ii) to which the Participant consents. The Committee may make an Award to an individual who it expects to become an Employee of the Company or any of its Affiliates within the next 6 months, with the Award being subject to the individual's actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award to an Employee in the manner and to the extent the Committee deems necessary or desirable to further this Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified in Section 3.3.

              3.3 DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan.

              3.4 DECISIONS BINDING. All determinations and decisions made by the Committee and the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and the estates and beneficiaries of Directors, Employees and Participants.

                     Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company's role as Plan sponsor.

ARTICLE 4. SHARES SUBJECT TO PLAN AND MAXIMUM AWARDS.

              4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance to Participants under this Plan shall be 7 million, no more than 3 million of which may be granted in the form of Awards other than in the form of Options. These Shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. The number of Shares that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under this Plan. Shares approved pursuant to the Long Term Incentive Plan of Baker Hughes Incorporated, as amended, the Baker Hughes Incorporated 1993 Stock Option Plan, as amended, and the Baker Hughes Incorporated 1998 Employee Stock Option Plan, as amended, that, upon shareholder approval of this Plan, have not been awarded under such plans, including Shares that are canceled, terminated, expired unexercised, settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered thereby are not issued to a participant or are exchanged for a consideration that does not involve Shares, and Shares that are so canceled, terminated, expired unexercised, settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered thereby are not issued to a participant or are exchanged for a consideration that does not involve Shares, will immediately become available for Awards under this Plan. The Shares described in the foregoing sentence shall be included in the 7 million Shares reserved for issuance under this Plan. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan. The following rules ("Award Limitations") shall apply to grants of such Awards under this Plan:

                     (a) OPTIONS. The maximum aggregate number of Shares that
              may be granted in the form of Options pursuant to any Award granted in any one Fiscal Year to any one Employee shall be 3,000,000.

                     (b) SARS. The maximum aggregate number of Shares that may
              be granted in the form of Stock Appreciation Rights pursuant to any Award granted in any one Fiscal Year to any one Employee shall be 3,000,000.

                     (c) RESTRICTED STOCK/UNITS. The maximum aggregate grant
              with respect to Awards of Restricted Stock/Units granted in any one Fiscal Year to any one Employee shall be 1,000,000.

                     (d) PERFORMANCE SHARES/PERFORMANCE UNITS AND CASH-BASED
              AWARDS. The maximum aggregate grant with respect to Awards of Performance Shares made in any one Fiscal Year to any one Employee shall be equal to the value of 1,000,000 Shares, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards or Performance Units to any one Employee in any one Fiscal Year may not exceed in value $10,000,000, determined as of the date of grant.

                     (e) DIRECTOR AWARDS. The maximum aggregate grant with
              respect to Awards of Options, Stock Awards or Restricted Stock/Units granted in any one Fiscal Year to any one Director shall be 10,000 Shares/Units.

              4.2 ADJUSTMENTS IN AUTHORIZED SHARES. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                     If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board, in its sole discretion, to prevent dilution or enlargement of Participants' rights under this Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (a) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (b) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

                     Appropriate adjustments may also be made by the Board in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods.

                     In addition, other than with respect to Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION.

              5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees and Directors.

              5.2 ACTUAL PARTICIPATION. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award, subject to the provisions of this Plan. The Board may, from time to time, select from all eligible Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award, subject to the provisions of this Plan.

ARTICLE 6. STOCK OPTIONS.

              6.1 GRANT OF OPTIONS. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon the terms and at any time, and from time to time, as the Committee (or the Board with respect to Awards granted to Directors) shall determine.

              6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and other provisions as the Committee (or the Board with respect to Awards granted to Directors) shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO. Notwithstanding its designation as an ISO in the Award Agreement, to the extent the limitations of Code Section 422 are exceeded, with respect to such excess portion, the Option shall become a NQSO. Employees may be awarded ISOs (except those who have not yet commenced employment with the Company or any of its Affiliates may not receive ISOs) and NQSOs, whereas Directors may only be awarded NQSOs.

              6.3 OPTION PRICE. The Committee (or the Board with respect to Awards granted to Directors) shall determine the Option Price for each grant of an Option under this Plan. The Option Price shall not be less than the Fair Market Value of the Shares on the date of grant.

              6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at the time the Committee (or the Board with respect to Awards granted to Directors) shall determine at the time of grant; provided that no Option shall be exercisable later than the tenth anniversary date of its grant.

              6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at the times and be subject to the restrictions and conditions as the Committee (or the Board with respect to Awards granted to Directors) shall in each instance approve, which need not be the same for each grant or for each Participant.

              6.6 PAYMENT. Options granted under this Article 6 shall be exercised in the form and manner as the Committee (or the Board with respect to Awards to Directors) shall determine from time to time.

                     The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least 6 months prior to their tender to satisfy the Option Price);
       (c) by a combination of (a) and (b); or (d) any other method approved by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion at the time of grant and as set forth in the Award Agreement. An Award Agreement evidencing an Option may, in the discretion of the Committee (or the Board with respect to Awards granted to Directors), provide for a "cashless exercise" of an Option by establishing procedures whereby the Participant, by a properly executed written notice, directs (1) an immediate sale or margin loan respecting all or a part of the Shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the Option Price, (2) the delivery of the Shares from the Company directly to a brokerage firm and (3) the delivery of the Option Price from sale or margin loan proceeds from the brokerage firm directly to the Company.

                     Subject to any governing rules or regulations and Section 18.10, after the exercise of the Option and full payment of the Option Price in the form and manner as the Committee (or Board with respect to Awards granted to Directors) shall determine, the Participant may pay the required fee and request a Share certificate based upon the number of Shares purchased under the Option through the third-party administrator designated by the Committee (or the Board with respect to Awards granted to Directors) to have this administrative duty. In addition, the Company may, at its option, issue or cause to be issued Share certificates.

                     Unless otherwise determined by the Committee (or the Board with respect to Awards granted to Directors), all payments under all of the methods indicated above shall be paid in United States dollars.

              6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee (or the Board with respect to Awards granted to Directors) may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded and under any blue sky or state securities laws applicable to such Shares.

              6.8 TERMINATION OF EMPLOYMENT/DIRECTORSHIP.

                     (a) Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee (or the Board with respect to Awards granted to Directors), shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

                     (b) TERMS FOR DIRECTOR OPTIONS.

                            (i) Each Option granted to a Director (a "Director
                     Option") shall have a term of 10 years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Director (the "Option Expiration Date").

                            (ii) The purchase price of each Share subject to a
                     Director Option shall be equal to the Fair Market Value of a Share on the date of grant.

                            (iii) All Director Options shall vest and become
                     exercisable on the first anniversary of the date of grant.

                            (iv) a Director's directorship shall terminate at
                     the close of business on the day preceding the day he ceases to be a member of the Board for any reason whatsoever. When a Director's directorship is terminated, each of his Director Options and all rights thereunder shall expire in accordance with the following (but in no event later than the Option Expiration Date):

                                   (A) Director Options granted within 1 year
                            preceding termination:

                                          (1) At the time the Director's
                                   directorship is terminated, unless

                                          (2) Such termination occurs in
                                   connection with, or within 2 years following, a Change in Control, in which case, 30 days following his termination.

                                   (B) Director Options granted prior to 1-year
                            preceding termination:

                                          (1) 1 year after termination if due to
                                   the Director's death (a Director's Option may be exercised by the Director's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the Shares remaining subject to his Director Option at the time of his death); or

                                          (2) 3 years after termination if as a
                                   result of resignation or removal from the Board because of disability or in accordance with the provisions of the Company's Bylaws regarding termination of director's terms of office; or

                                          (3) 3 months after termination if, for
                                   any reason other than specified above.

                     (c) AGREEMENTS. Any Award of Director Options shall be
              embodied in an Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an authorized officer for and on behalf of the Company.

              6.9 TRANSFERABILITY OF OPTIONS.

                     (a) INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by the Participant, and after that time, by the Participant's heirs or estate.

                     (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise
              provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                     Any attempted assignment of an Option in violation of this
       Section 6.9 shall be null and void.

              6.10 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within 10 days thereof.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

              7.1 GRANT OF SARS. Subject to the terms and conditions of this Plan, SARs may be granted to an Employee at any time, and from time to time, as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

                     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Employee and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

                     The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

              7.2 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

              7.3 TERM OF SARS. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable later than the tenth anniversary date of its grant.

              7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

              7.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

              7.6 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:

                     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price by

                     (b) The number of Shares with respect to which the SAR is
              exercised.

                     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.

              7.7 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Employee shall have the right to exercise the SAR following termination of the Employee's employment with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Employees, need not be uniform among all SARs issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

              7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in an Employee's Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee's Award Agreement, all SARs granted to an Employee under this Plan shall be exercisable during his or her lifetime only by the Employee, and after that time, by the Employee's heirs or estate. Any attempted assignment of an SAR in violation of this
       Section 7.8 shall be null and void.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

              8.1 GRANT OF RESTRICTED STOCK/UNITS. Subject to the terms and provisions of this Plan, the Committee (or the Board with respect to Awards granted to Directors), at any time, and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units to Participants in such amounts as the Committee (or the Board with respect to Awards granted to Directors) shall determine. Restricted Stock Units shall be similar to Restricted Stock, except that no Shares are actually awarded to the Participant until a later date, unless the payout is otherwise made in cash.

              8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted and such other provisions as the Committee (or the Board with respect to Awards granted to Directors) shall determine.

              8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee (or the Board with respect to Awards granted to Directors) and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to the Participant, and after that time, to the Participant's heirs or estate. Any attempted assignment of Restricted Stock or Restricted Stock Units in violation of this Section 8.3 shall be null and void.

              8.4 OTHER RESTRICTIONS. The Committee (or the Board with respect to Awards granted to Directors) shall impose other conditions or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.

                     To the extent deemed appropriate by the Committee (or the Board with respect to Awards granted to Directors), the designated third-party administrator may retain the certificates representing

       Shares of Restricted Stock in its possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

                     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.

              8.5 VOTING RIGHTS. To the extent permitted by the Committee (or the Board with respect to Awards granted to Directors) or required by law, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

              8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee (or the Board with respect to Awards granted to Directors) so determines, be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee (or the Board with respect to Awards granted to Directors) in its sole discretion. The Committee (or the Board with respect to Awards granted to Directors) may apply any restrictions to the dividends that it deems appropriate.

              8.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or directorship with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee (or the Board with respect to Awards granted to Directors), shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES AND CASH-BASED AWARDS; STOCK
           AWARDS.

              9.1 GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of this Plan, Performance Units, Performance Shares and/or Cash-Based Awards may be granted to Employees in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

              9.2 VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Each Performance Unit shall have an initial value that the Committee shall establish at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as the Committee may determine. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and value of Performance Units/Shares and Cash-Based Awards which shall be paid out to the Employee.

              9.3 EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards the Employee earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

              9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS. Payment of earned Performance Units/Shares and Cash-Based Awards shall be as the Committee determines and as set forth in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

                     At the discretion of the Committee, Employees holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
       Section 8.6, as determined by the Committee.

              9.5 NONTRANSFERABILITY. Except as otherwise provided in an Employee's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Employee's Award Agreement, an Employee's rights under this Plan shall be exercisable during the Employee's lifetime only by the Employee, and after that time, by the Employee's heirs or estate. Any attempted assignment of Performance Units/Shares or Cash-Based Awards in violation of this Section 9.5 shall be null and void.

              9.6 STOCK AWARDS. Employees or Directors may be granted Stock Awards. The Committee (or the Board with respect to Awards granted to Directors) may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee (or the Board with respect to Awards granted to Directors) shall determine. Such Awards may entail the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE 10. PERFORMANCE MEASURES.

              Performance measures, the attainment of which may determine the degree of payout or vesting with respect to certain Performance-Based Awards, shall be chosen from among:

              (a)    Net earnings;

              (b)    Earnings per share;

              (c)    Net sales growth;

              (d)    Net income (before or after taxes);

              (e)    Net operating profit;

              (f) Return measures (including return on assets, equity, net capital employed or sales);

              (g) Cash flow (including operating cash flow and free cash flow);

              (h) Cash flow return on investments, which equals net cash flows divided by owner's equity;

              (i) Earnings before or after taxes, interest, depreciation and/or amortization;

              (j)    Internal rate of return or increase in net present value;

              (k)    Dividend payments to parent;

              (l)    Gross revenues;

              (m)    Gross margins;

              (n)    Operating margin;

              (o) Share price (including growth measures and total shareholder return);

              (p)    Expense targets;

              (q) Working capital targets relating to inventory or accounts receivable;

              (r) Planning accuracy (as measured by comparing planned results to actual results);

              (s)    Comparisons to various stock market indices;

              (t)    Comparisons to the performance of other companies; and

              (u)    Baker Value Added.

              The Committee may, in its sole discretion, adopt other performance measures including any combination of the foregoing.

              The Committee may provide in any such Performance-Based Award that any evaluation of performance may exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
(d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures and (g) foreign exchange gains and losses.

ARTICLE 11. BENEFICIARY DESIGNATION.

              Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS.

              The Committee (or the Board with respect to Awards granted to Directors) may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards and Stock Awards. If any such deferral election is required or permitted, the Committee (or the Board with respect to Awards granted to Directors) shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS.

              13.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

              Except as specifically provided otherwise in a written agreement with the Company, neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Affiliate. Any termination of this Plan pursuant to
       Section 15.1 shall not give rise to liability on the part of the Company or any Affiliate for severance payments.

              13.2 PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

              13.3 RIGHTS AS A STOCKHOLDER. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

ARTICLE 14. ACCELERATION.

              14.1 CHANGE IN CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of an occurrence of a Change in Control other than an event described only in Section (c) of the definition of Change in Control, (a) all Awards granted pursuant to this Plan shall become fully vested, (b) if either an Option or SAR or similar Award, the Award shall become immediately exercisable and (c) all conditions or restrictions applicable to an Award shall be deemed satisfied or shall lapse.

              14.2 TERMINATION. Notwithstanding any provision of this Plan to the contrary, all conditions or restrictions on outstanding Awards held by an Employee shall be deemed satisfied or shall lapse, all outstanding Awards held by an Employee shall become fully vested and, if either an Option or SAR or similar Award, immediately exercisable as of the effective date of termination of such Employee's employment if (a) such Employee's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (b) such Employee terminates his or her employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (a), (c) such Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs) or (d) such Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, in either case within 2 years following the occurrence of a Change in Control described in Section (c) of the definition of Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION.

              15.1 AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION. Subject to the terms of this Plan, the Board may at any time and from time to time alter, amend, modify, suspend or terminate this Plan in whole or in part, except that no amendment, modification, suspension or termination that would adversely affect in any material way the rights of any Participant under any Award previously granted to such Participant under this Plan shall be made without the written consent of such Participant or to the extent stockholder approval is otherwise required by applicable legal requirements. Without the prior approval of the Company's stockholders, Options issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Award.

              15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 16. WITHHOLDING.

              16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

              16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant and shall be subject to any restrictions or limitations that the Committee (or the Board with respect to Awards granted to Directors), in its sole discretion, deems appropriate.

ARTICLE 17. SUCCESSORS.

              All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. GENERAL PROVISIONS.

              18.1 RESTRICTIONS AND LEGEND. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing

       Shares delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such restrictions as the Committee (or the Board with respect to Awards granted to Directors) may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable federal or state securities law. The Committee (or the Board with respect to Awards granted to Directors) may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

                           The Committee (or the Board with respect to Awards granted to Directors) may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any other legend required by this Plan, the certificates for such Shares may include any legend which the Committee (or the Board with respect to Awards granted to Directors) deems appropriate to reflect any restrictions on transfer of such Shares.

              18.2 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

              18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under this Plan.

              18.4 SECURITIES LAW COMPLIANCE. All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

              18.5 LISTING. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the Securities and Exchange Commission or to effect compliance with the registration, qualification and listing requirements of any national securities laws, stock exchange or automated quotation system.

              18.6 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares under this Plan prior to:

                     (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

                     (b) Completion of any registration or other qualification
              of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

              18.7 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              18.8 INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

              18.9 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

                     (a) Determine which Affiliates shall be covered by this
              Plan;

                     (b) Determine which Employees employed outside the United
              States are eligible to participate in this Plan;

                     (c) Modify the terms and conditions of any Award granted to
              Employees who are employed outside the United States to comply with applicable foreign laws;

                     (d) Establish subplans and modify exercise procedures and
              other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Committee shall be attached to this Plan document as Appendices; and

                     (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

              Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

              18.10 UNCERTIFICATED SHARES. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

              18.11 UNFUNDED PLAN. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

              18.12 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee (or the Board with respect to Awards granted to Directors) shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

              18.13 GOVERNING LAW. This Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Harris County, Texas to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

                           BAKER HUGHES INCORPORATED

                     P.O. BOX 4740, HOUSTON, TX 77210-4740

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints M.E. Wiley and G.S. Finley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Baker Hughes Incorporated held of record by the undersigned on March 6, 2002, at the Annual Meeting of Stockholders to be held on April 24, 2002, or any reconvened meeting after an adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002, FOR THE APPROVAL OF THE 2002 BAKER HUGHES INCORPORATED DIRECTOR & OFFICER LONG-TERM INCENTIVE PLAN AND AGAINST EACH OF STOCKHOLDER PROPOSAL NOS. 1, 2 AND 3. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED HEREIN.

                         COMMENTS: (change of address)

                         --------------------------------------

                         --------------------------------------

                         --------------------------------------

                                                               PLEASE MARK
                                                              YOUR VOTES AS  [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE


                                               FOR       WITHHELD
                                               all       from all
                                             nominees    nominees
1. Election of four Class II Directors
   to serve for three-year terms.              [ ]         [ ]
   01 Clarence P. Cazalot, Jr.
   02 Anthony G. Fernandes
   03 Richard D. Kinder
   04 J. Larry Nichols

For, except vote withheld from the following nominee(s):

___________________________________________________________________

                                         FOR     AGAINST    ABSTAIN
2. Ratification of Deloitte & Touche     [ ]       [ ]        [ ]
   LLP as the Company's Independent
   Auditors for Fiscal Year 2002.

                                         FOR     AGAINST    ABSTAIN
3. Approval of the 2002 Baker            [ ]       [ ]        [ ]
   Hughes Incorporated Director &
   Officer Long-Term Incentive
   Plan.

                                         FOR     AGAINST
4. Stockholder Proposal No. 1 on         [ ]       [ ]
   Implementation of the MacBride
   Principles in Northern Ireland.

                                         FOR     AGAINST
5. Stockholder Proposal No. 2            [ ]       [ ]
   regarding Classified Boards.

                                         FOR     AGAINST
6. Stockholder Proposal No. 3            [ ]       [ ]
   regarding Simple Majority Vote.


7. Such other business as may properly come before the meeting and any reconvened meeting and any reconvened meeting after an adjournment thereof.

                                                      Change of Address/Comments
                                                                 on Reverse Side


By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.


SIGNATURE _______________________________


SIGNATURE _______________________________


DATE _____________________

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. IN SIGNING AS ATTORNEY, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE GIVE TITLE AS SUCH.

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